                                                                   EXHIBIT 10.10



11/09/00






                     --------------------------------------


                                 LEASE AGREEMENT


                                 BY AND BETWEEN


                          DESTA FIVE PARTNERSHIP, LTD.


                                  AS LANDLORD,


                                       and


                               CIRRUS LOGIC, INC.


                                    AS TENANT

                     --------------------------------------

                                TABLE OF CONTENTS

ARTICLE I -
LEASED PREMISES...................................................................................................8

Section 1.01      Leased Premises.................................................................................8

Section 1.02      Lease Grant.....................................................................................9

Section 1.03      Building Core and Shell.........................................................................9

Section 1.04      Location of Emergency Generator and UPS.........................................................9


ARTICLE II - LEASE TERM...........................................................................................9

         Section 2.01      Lease Term.............................................................................9

         Section 2.02      Holding Over..........................................................................10


ARTICLE III - RENT ..............................................................................................11

         Section 3.01      Base Rent.............................................................................11

         Section 3.02      Additional Rent.......................................................................11

         Section 3.03      Prepaid Rent (Intentionally Omitted)..................................................17

         Section 3.04      Rent Payments.........................................................................18

         Section 3.05      Security..............................................................................18


ARTICLE IV - UTILITIES AND SERVICES..............................................................................22

         Section 4.01      Services to be Provided...............................................................22

         Section 4.02      Tenant's Obligations..................................................................24

         Section 4.03      Service Interruptions.................................................................24

         Section 4.04      Modification..........................................................................25


ARTICLE V - USE AND OCCUPANCY....................................................................................26

         Section 5.01      Use and Occupancy.....................................................................26

         Section 5.02      Rules and Regulations.................................................................27

         Section 5.03      Quiet Enjoyment.......................................................................27


ARTICLE VI - REPAIRS, MAINTENANCE AND ALTERATIONS................................................................27

         Section 6.01      Repair and Maintenance by Tenant......................................................27

         Section 6.02      Alterations and Additions by Tenant...................................................28

         Section 6.03      Mechanics' Liens - Tenant's Obligations...............................................29

         Section 6.04      Maintenance and Repair by Landlord....................................................29


ARTICLE VII - INSURANCE, FIRE AND CASUALTY.......................................................................30

         Section 7.01      Tenant's Insurance....................................................................30

         Section 7.02      Landlord's Insurance..................................................................30

         Section 7.03      Fire or Other Casualty................................................................31

         Section 7.04      Waiver of Subrogation.................................................................32


ARTICLE VIII - CONDEMNATION......................................................................................33

ARTICLE IX - INDEMNIFICATIONS AND WAIVERS........................................................................34

         Section 9.01      Limitations on Liability of Landlord and Waivers......................................34



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



         Section 9.02      No Implied Waiver.....................................................................34

         Section 9.03      Waiver by Tenant......................................................................35

         Section 9.04      Hazardous Substances..................................................................35


ARTICLE X - ASSIGNMENT AND SUBLETTING............................................................................36

         Section 10.01     No Assignment or Subletting Without Consent...........................................36

         Section 10.02     Landlord's Consent....................................................................37

         Section 10.03     Permitted Transfers...................................................................38


ARTICLE XI - DEFAULT.............................................................................................38

         Section 11.01     Default...............................................................................38

         Section 11.02     Landlord's Lien.......................................................................41

         Section 11.03     Mitigation of Damages.................................................................41


ARTICLE XII - MISCELLANEOUS PROVISIONS...........................................................................43

         Section 12.01     Rights Reserved by Landlord...........................................................43

         Section 12.02     Taxes on Tenant's Property............................................................45

         Section 12.03     Attorneys' Fees and Legal Expenses....................................................45

         Section 12.04     Subordination.........................................................................45

         Section 12.05     Estoppel Certificates.................................................................46

         Section 12.06     Financial Statements..................................................................46

         Section 12.07     Notices...............................................................................46

         Section 12.08     Business Purpose......................................................................47

         Section 12.09     Severability..........................................................................47

         Section 12.10     No Merger.............................................................................47

         Section 12.11     Force Majeure.........................................................................47

         Section 12.12     Gender................................................................................48

         Section 12.13     Joint and Several Liability...........................................................48

         Section 12.14     No Representations....................................................................48

         Section 12.15     Entire Agreement; Amendments..........................................................48

         Section 12.16     Section Headings......................................................................48

         Section 12.17     Binding Effect........................................................................48

         Section 12.18     Counterparts..........................................................................48

         Section 12.19     Rental Tax............................................................................49

         Section 12.20     Authority to Sign Lease...............................................................49

         Section 12.21     Execution and Approval of Lease.......................................................49

         Section 12.22     Time of the Essence...................................................................49

         Section 12.23     No Personal Liability of Landlord or Guarantor .......................................49





ARTICLE XIII - ADDITIONAL AGREEMENTS.............................................................................50

         Section 13.01     Parking...............................................................................50

         Section 13.02     Signage...............................................................................51

         Section 13.03     Tenant's Ability to Perform Landlord's Unperformed Obligations........................51



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


         Section 13.04     Real Estate Brokers...................................................................52

         Section 13.05     Conditions Precedent..................................................................52

         Section 13.06     Title, Survey and Environmental Report................................................53

         Section 13.07     Covenants of Landlord.................................................................53

         Section 13.08     Entry by Landlord.....................................................................54

         Section 13.09     Tenant's Purchase Option..............................................................54

         Section 13.10     Joint Approval of Press Releases......................................................56


ARTICLE XIV - EXHIBITS AND ATTACHMENTS...........................................................................56



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



                             BASIC LEASE PROVISIONS


LANDLORD:                           Desta Five Partnership, Ltd., a Texas
                                    limited partnership

LANDLORD'S ADDRESS:                 6 Desta Drive, Suite 6500
                                    Midland, Texas  79705
                                    Attn: Mr. L. Paul Latham
                                    Telephone No. (915) 688-3212
                                    Fax No. (915) 688-3247

                                    with copy to:

                                    Desta Five Partnership, Ltd.
                                    2700 Via Fortuna, Suite 140
                                    Austin, Texas  78746
                                    Attn: Mr. Rod Arend
                                    Telephone No. (512) 306-9093
                                    Fax No. (512) 306-9112

TENANT:                             Cirrus Logic, Inc.

TENANT'S ADDRESS PRIOR
TO COMMENCEMENT DATE:               4210 South Industrial Drive
                                    Austin, Texas  78744
                                    Attention: General Counsel
                                    Telephone No. (512) 912-3929
                                    Fax No. (512) 912-3998

                                    with copy to:

                                    4210 South Industrial Drive
                                    Austin, Texas  78744
                                    Attention:  Treasurer
                                    Telephone No. (512) 912-3826
                                    Fax No. (512) 445-6332

TENANT'S ADDRESS AFTER
COMMENCEMENT DATE:                  2901 Via Fortuna, Suite 100
                                    Austin, Texas 78746
                                    Attention: General Counsel
                                    Telephone No. (512) __________________
                                    Fax No. (512)________________________




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
                                    with copy to:

                                    2901 Via Fortuna, Suite 100
                                    Austin, Texas 78746
                                    Attention:  Treasurer
                                    Telephone No. (512) __________________
                                    Fax No. (512)________________________

BUILDING:                           The land described on Exhibit A attached
                                    hereto (the "Land"), together with all
                                    improvements constructed or to be
                                    constructed thereon, including all building systems which are included within and/or serve the Building and the related parking garage located on the Land (the "Garage").
                                    The floor plans of the Building are
                                    generally depicted on Exhibit B attached hereto. The Building will be known as, 2901
                                    Via Fortuna, Austin, Texas 78746.

LEASED PREMISES:                    All of the Building and the Land.

TOTAL BUILDING AREA:                192,000 square feet of Rentable Area,
                                    subject to adjustment as provided in
                                    Paragraph 1.01.

BASE RENT:                          Beginning on the Commencement Date, Base
                                    Rent under this Lease will be payable in an amount as calculated pursuant to Section
                                    3.01 of the Lease. As soon as possible after "Project Cost", as defined herein, is determined, but not later than the Commencement Date, Landlord and Tenant shall enter into an amendment to this Lease to provide for the actual Base Rent in the Table set forth below:

                                       Lease Months           Annual Rate            Monthly Installments
                                    -------------------------------------------------------------------------
                                    1 - 120              Approx. $24.76          approx. $396,160
                                                         Per square foot of
                                                         Rentable Area per
                                                         year
                                    -------------------------------------------------------------------------

RENT: The Base Rent, Additional Rent (hereinafter defined), and all other amounts payable by Tenant to Landlord under this Lease.

TENANT'S PERCENTAGE:                One Hundred percent (100%);

EFFECTIVE DATE:                     November 10, 2000

COMMENCEMENT DATE:                  Anticipated to be September 1, 2002; the
                                    actual Commencement Date will be determined in accordance with Section 2.01(a).

LEASE TERM:                         One Hundred Twenty (120) months, commencing
                                    on the Commencement Date and subject to the option to extend set forth on Exhibit H.



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
BUILDING STANDARD HOURS:            7:00 a.m. to 7:00 p.m. on each Monday
                                    through Friday (excluding Building Holidays) and 8:00 a.m. to 5:00 p.m. on each Saturday
                                    (excluding Building Holidays), subject to the modifications set forth in Section
                                    4.01(b). Notwithstanding the foregoing
                                    recitation of Building Standard Hours or any other provision in this Lease to the contrary, it is agreed and understood that Tenant and Tenant's authorized employees shall have free and uninterrupted access to the Leased Premises at all times (24 hours per day, 7 days per week).

BUILDING HOLIDAYS:                  New Years Day, Memorial Day, Independence
                                    Day, Labor Day, Thanksgiving Day and
                                    Christmas Day.

TENANT'S BROKER:                    NAI Commercial Industrial Properties Company
                                    7320 N. Mopac Expressway, Suite 100 Austin,
                                    Texas 78731

LANDLORD'S BROKER:                  Colliers Oxford Commercial, Inc.
                                    2700 Via Fortuna Drive, Suite 100
                                    Austin, Texas 78748

SECURITY:                           A cash deposit of $540,160 plus a $9,000,000
                                    Letter of Credit, as may be adjusted
                                    pursuant to Section 3.05.

PARKING: Tenant shall be entitled to utilize all of the parking spaces in the Garage (which will be at least 768 parking spaces and all of the surface parking spaces which are located upon the Land), all at no cost to Tenant.

PERMITTED USE                       General office uses, uses related to
                                    integrated circuit design, and uses which are ancillary or appurtenant to the foregoing, including, but not limited to training centers, cafeterias, computer rooms, data and word processing centers, and research services use including research laboratories in which testing and verification of electrical products occurs in accordance with applicable city zoning ordinances.
The Basic Lease Provisions set forth hereinabove are hereby incorporated into and made a part of the Lease Agreement which is attached hereto (the "Lease"). Each reference in the Lease to any of the provisions or definitions set forth in these Basic Lease Provisions shall mean and refer to the provisions and definitions hereinabove set forth and shall be used in conjunction with the provisions of the Lease. In the event of any direct conflict between these Basic Lease Provisions and the Lease, these Basic Lease Provisions shall control; provided, however, that those provisions in the Lease (including all exhibits and attachments thereto) which expressly require an adjustment or modification to any of the matters set forth in these Basic Lease Provisions shall supersede the adjusted or modified provisions of these Basic Lease Provisions.

EXECUTED by the undersigned in multiple originals as of the Effective Date set out hereinabove.


LANDLORD:                           DESTA FIVE PARTNERSHIP, LTD., a Texas
                                    limited partnership

                             By:    DESTA FIVE DEVELOPMENT CORP., a Texas
                                    corporation, its general partner


                             By:
                                                   L. Paul Latham, President


TENANT:                             CIRRUS LOGIC, INC.


                                   By:


                                   Name:
                                        ----------------------------------------

                                   Title:

                                 LEASE AGREEMENT

         This Lease Agreement ("Lease") is entered into as of the Effective Date specified in the Basic Lease Provisions by and between Landlord and Tenant. The Basic Lease Provisions attached hereto and the defined terms set out therein are hereby incorporated herein by reference.

                           ARTICLE I - LEASED PREMISES

Section 1.01 Leased Premises

         The Leased Premises will include the entire Rentable Area of the Building as depicted on Exhibit B. Landlord and Tenant acknowledge and agree that the Rentable Area as stated in the Basic Lease Provisions is an approximate number and cannot be conclusively determined until after completion of construction of the Building. Within forty-five (45) days following the Substantial Completion date (as hereinafter defined), the Rentable Area of the Building will be determined and certified in writing to Landlord and Tenant by Landlord's architect, using the "BOMA Method" described below. In the event that Tenant disputes the calculation by the Landlord's architect of Rentable Area of the Building, then Tenant may cause its architect to measure the Leased Premises and/or Building in the manner provided herein and to deliver its own architect's certificate to Landlord within thirty (30) days after receipt of the Landlord's architect's certificate. Landlord and Tenant will endeavor in good faith for a period of twenty (20) days after receipt of the Tenant's architect's certificate to agree on the Rentable Area of the Building. In the event that Landlord and Tenant cannot agree within such twenty (20) day period, then Landlord's and Tenant's architects will within ten (10) days thereafter jointly select a third licensed architect to review the architect's certificates and related back-up materials and such architect will make a determination of Rentable Area based on the materials provided within fifteen (15) days after being so selected. Absent gross error, the determination of the third architect will be final and binding on Landlord and Tenant. As used herein, "BOMA Method" shall mean the method for measuring floor area in office buildings as set out in ANSI/BOMA Z65.1- 1996.

Section 1.02 Lease Grant

         For the consideration and subject to the terms, provisions and conditions set out below, Landlord lets and leases to Tenant and Tenant leases from Landlord the Leased Premises.

Section 1.03 Building Core and Shell

         Landlord will provide the improvements which are listed and described on Exhibit C which is attached hereto and incorporated herein by reference (the "Building Design Development Criteria"). The improvements to be constructed by Landlord within the Leased Premises are set forth in the "Tenant Work Letter" which is attached to this Lease as Exhibit M and incorporated herein by reference (the "Tenant Work Letter"). Notwithstanding any provisions herein to the contrary, none of the provisions in the Tenant Work Letter will be construed to modify Landlord's obligation to construct the Building Core and Shell in accordance with Exhibit C attached hereto and incorporated herein by reference.

Section 1.04 Location of Emergency Generator and UPS

         Landlord agrees that, at Tenant's option and election: (i) Tenant may install an emergency generator (150 kw to 250 kw in size) with self contained fuel tanks ("Generator"); or (ii) Landlord will increase the size and capacity of Landlord's generator in an amount sufficient to cover Tenant's internal needs. If Tenant elects to install the Generator, then Landlord agrees to provide Tenant with a location for the Generator in the office building portion of the Building. The location of the Generator must be mutually agreed upon by Landlord and Tenant. Tenant shall have the right to run conduit from the Generator to the Leased Premises at Tenant's sole cost. Tenant will also have the right to install uninterruptible power supplies ("UPS") as required to support areas within the Leased Premises such as labs, computer server equipment and telecommunications equipment. The cost of the Generator and UPS will be borne as part of the Allowance as provided for in the Tenant Work Letter.

                             ARTICLE II - LEASE TERM

Section 2.01 Lease Term

         (a) For purposes of this Lease, the "Commencement Date" shall mean and refer to the date upon which all of the following (collectively, the "Completion Items") have occurred: (i) Base Building Substantial Completion (as said terms are defined in the Tenant Work Letter) has occurred; (ii) Substantial Completion of the Tenant Finish Work (as said terms are defined in the Tenant Work Letter) has occurred; and
         (iii) Landlord has delivered possession of the Leased Premises to Tenant. Landlord shall permit Tenant and Tenant's agents to have access to the Leased Premises during the forty-five (45) day period prior to the Commencement Date in order that Tenant may install Tenant's furniture and equipment (including telecommunications and computer wiring and equipment). Notwithstanding any provision herein to the contrary, the Commencement Date shall not occur until the foregoing referenced forty-five (45) day period has been provided to Tenant.

         (b) Subject to and upon the terms and conditions set forth in the Lease, or in any exhibit attached hereto, the primary term of this Lease shall commence on the Commencement Date and shall expire on the last day of the one hundred twentieth (120th) month following the Commencement Date or such earlier date as this Lease may terminate as provided herein (the "Expiration Date"). The "Lease Term" of this Lease shall be the primary term specified in this Section 2.01, as renewed or otherwise extended or earlier terminated pursuant to the terms and provisions set forth herein. If the Commencement Date is not the first day of a calendar month, then the Lease Term shall be extended by the time between the Commencement Date and the first day of the next month.

         (c) After the Commencement Date, Landlord and Tenant shall promptly, upon the request of either of them, execute and deliver to each other an agreement setting forth the Commencement and Expiration Dates.

         (d) This Lease is being executed before the Leased Premises are available and ready for occupancy. Landlord and Tenant currently anticipate that the Completion Items will be completed on or before September 1, 2002 (the "Scheduled Commencement Date"). If the Completion Items are not completed on or before the Scheduled Commencement Date: (i) Landlord shall not be in default hereunder or be liable for damages therefor, but Tenant shall be entitled to two (2) days abatement of Rent under this Lease (from and after the actual Commencement Date) for each day that lapses between the Scheduled Commencement Date and the actual Commencement Date; and (ii) Tenant shall accept possession of the Leased Premises after the Completion Items are actually completed.

Section 2.02 Holding Over

         Should Tenant hold the Leased Premises after termination of this Lease, by lapse of time, default, or otherwise, such holding over shall be construed as a tenancy at sufferance only, and Tenant shall pay in advance, as Rent, for each day of such holding, a per diem amount equal to 1/30 of one hundred fifty percent (150%) of the Rent payable for the last month of the Lease Term. No receipt of money by Landlord from Tenant after termination of this Lease shall reinstate or extend this Lease, or affect any prior notice given by Landlord to Tenant, and no extension shall be valid unless in writing, signed by Landlord and Tenant. The foregoing shall not be construed as Landlord's consent for any such holding over, and Landlord reserves the right to proceed against Tenant for any actual damages caused thereby.

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                               ARTICLE III - RENT

Section 3.01 Base Rent

         (a) Landlord and Tenant agree that the annual Base Rent (per rentable square foot) shall be equal to twelve percent (12%) of the actual "Project Cost" (allocated on a per-rentable-square-foot basis). The term "Project Cost" is defined in the Tenant Work Letter. Landlord will develop and present to Tenant for approval a proposed budget which reflects the anticipated Project Cost (the "Project Cost Budget"). Tenant will, within ten (10) business days after receipt of Landlord's proposed Project Cost Budget, either approve or disapprove the same in writing, with such approval not to be unreasonably withheld. In the event of disapproval, Landlord and Tenant will meet and use good faith efforts to arrive at a mutually agreeable disposition of the objection or objections raised by Tenant. Landlord agrees it will not unreasonably withhold approval to any cost reduction proposals if requested by Tenant. If Landlord and Tenant are unable to agree, Landlord's decision shall prevail. Notwithstanding any provision herein to the contrary: (i) Landlord and Tenant agree to work together to design and engineer the Building with the objective of achieving a Base Rent rate of $24.00 per rentable square foot per year or less; and (ii) Landlord agrees the Base Rent shall not, in any event, exceed $26.40 per rentable square foot per year.

         (b) Tenant shall pay the Base Rent to Landlord in monthly installments in advance on or before the first day of each calendar month during the Lease Term. If the Lease Term is extended for a partial month under the terms of Section 2.01(a) hereinabove, then the Lease Months referenced in the Base Rent table set out in the Basic Lease Provisions will begin on the first day of the next full calendar month after the Commencement Date and Base Rent will be calculated for the partial month at the beginning of the Lease Term at the same rate as is provided with respect to the first Lease Month. Base Rent for any partial calendar month will be prorated on a per diem basis.

         (c) Landlord and Tenant have agreed to estimate the annual Base Rent to be $24.76 per rentable square foot. This estimate is based on the pro forma calculations set forth on Attachment 2 to the Tenant Work Letter and is attached for the sole purpose of establishing the formula for calculating the actual annual Base Rent when all Project Costs are determined.

Section 3.02 Additional Rent

         (a) For purposes of this Lease "Operating Expenses" means all of Landlord's reasonable, necessary and customary costs and expenses paid or incurred by Landlord in owning, operating, managing and maintaining the Building for a particular calendar year or portion thereof (subject to the exclusions provided for hereinbelow), determined on the cash basis and otherwise in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied, including by way of illustration but not limitation: (i) all taxes, assessments and governmental charges of any kind and nature whatsoever levied or assessed against the Building; (ii) any and all assessments attributable to the Building and levied by the planned unit development (the "Terrace P.U.D.") owner's association; (iii) all premiums for any and all insurance maintained in connection with the ownership, operation, maintenance, and/or management of the Building (including but not limited to property and liability coverage); (iv) water, sewer, electrical and other utility charges; (v) service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; (vi) cleaning and other janitorial



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         services; (vii) tools and supplies; (viii) repair costs (but excluding capital repairs as provided herein below); (ix) landscape maintenance costs (the Operating Expenses will not include any costs incurred for initial landscape installation); (x) security services; (xi) license, permit and inspection fees other than that required for Tenant's interior improvements; (xii) reasonable management fees (during the initial Lease Term, the management fees charged in any year will not exceed four percent (4%) of the Base Rent and the Additional Rent payable by Tenant during such year); (xiii) wages and related benefits payable to employees who render services to or for the direct benefit of the Building or tenants of the Building and are not managerial services covered by the management fee; (xiv) legal and accounting fees; (xv) trash removal; (xvi) Garage maintenance and operating costs;
         (xvii) the cost of electrical surveys, not to exceed $2,000 in any annual period; (xviii) capital improvements costing less than five thousand dollars ($5,000) (amortized under GAAP) which is limited to all capital improvements and capital repairs, including repairs to or replacements of the building structure, building systems, the Garage; and, in general, (xiv) all other costs and expenses which would generally be regarded as operating and maintenance costs and expenses. Also included in Operating Expenses is the cost of any capital improvement made to the Building by Landlord after the date of this Lease that is required under governmental law or regulation not applicable to the Building at the time the Building was constructed, amortized over a period Landlord reasonably determines to be the useful life of the improvements, together with an amount equal to interest at the rate of ten percent (10%) per annum on the unamortized balance.

         Landlord may, with the prior written approval of Tenant (not to be unreasonably withheld) install any device, improvement or equipment which will improve the operating efficiency of any system within the Building (e.g. solar collectors) or reduce Operating Expenses. Landlord may add to the Operating Expenses each year during the useful life of any device, improvement, or equipment installed under the terms of the preceding sentence (as the useful life is determined under GAAP) in an amount equal to the annual amortization of the cost of the installed device, improvement, or equipment, calculated on a straight line basis over the useful life, but such amortized costs shall only be included in Operating Expenses for that portion of the useful life of the included capital item which falls within the Lease Term.

         Landlord estimates that the Additional Rent during the initial year of the Lease Term will be an amount not in excess of (i) the number of square feet of Rental Area in the Leased Premises multiplied by (ii) $9.00.

         (b) Operating Expenses shall not include costs for:

                  (i) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties;

                  (ii) interest, amortization or other payments on loans to Landlord;

                  (iii) leasing commissions and expenses;

                  (iv) legal or accounting expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes);

                  (v) renovating or otherwise improving space for occupants or prospective occupants of the Building or vacant space in the Building;

                  (vi) the costs incurred by Landlord to bring the Building, the Land or any equipment maintained therein in compliance with laws, ordinances, rules, regulations, requirements, directives, guidelines and orders in effect and applicable to the Building as of the Commencement Date of this Lease;

                  (vii) the cost of any services or materials supplied to other tenants and not to Tenant;

                  (viii) the cost of any services or materials for which Landlord receives reimbursement from other sources;

                  (ix) depreciation on the Building;

                  (x) franchise taxes or federal income taxes imposed on or measured by the income of Landlord from the operation of the Building;

                  (xi) repairs, alterations, additions, improvements, replacements made to rectify or correct any defect in the original design, materials or workmanship of the Building other than repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear;

                  (xii) damage and repairs attributable to fire or other casualty;

                  (xiii) damage and repairs necessitated by the gross negligence or willful misconduct of Landlord, Landlord's employees, contractors or agents;

                  (xiv) executive salaries or salaries of service personnel to the extent that the services of such persons do not relate to the direct management, operation, repair or maintenance of the Building;

                  (xv) Landlord's general overhead and administrative expenses not incurred in the direct operation of the Building (including salaries, fringe benefits and other compensation paid to partners, officers, and executives of Landlord);

                  (xvi) costs including permit, license and inspection fees incurred in renovating or otherwise improving, decorating or painting or altering space for tenants or other occupants or of vacant space in the Building;

                  (xvii) legal fees, fines, penalties, and similar costs incurred due to a violation by Landlord of the terms and conditions of this or any other lease;

                  (xviii) cost of any service provided to Tenant or other occupants of the Building for which Landlord is reimbursed or has received reimbursement from another source;

                  (xix) interest on debt or principal amortization payments on any mortgages or deeds of trust or rental payments on any ground lease of the Land or any other debt for borrowed money;

                  (xx) costs of repairs or replacements incurred by reason of fire, windstorm, other insured casualty or condemnation (except to the extent of any deductible or not covered by insurance or condemnation proceeds);

                  (xxi) the cost of installing, operating and maintaining any specialty service, such as a luncheon club, athletic or recreational club, except to the extent provided to all tenants at no charge and for which rent is not collected from any occupant thereof;

                  (xxii) the cost of any work or service performed for any facility other than the Building except service areas benefitting the Building located in facilities other than in the Building;

                  (xxiii) the cost of capital improvements other than specifically provided in Section 3.02(a) above;

                  (xxiv) insurance premiums to the extent Landlord is specifically reimbursed therefore by another tenant other than as part of Operating Expenses;

                  (xxv) any costs included in Operating Expenses representing an amount paid to any person or entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

                  (xxvi) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other Building equipment ordinarily considered to be of a capital nature, the cost of which equipment would not constitute an expense under GAAP consistently applied if the equipment were purchased;

                  (xxvii) any expense for repairs or maintenance to the extent such costs are recovered under warranties or service contracts;

                  (xxviii) legal and auditing fees which are for the benefit of Landlord such as preparing tax returns and financial statements;

                  (xxix) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building;

                  (xxx) charitable contributions;

                  (xxxi) costs of removal, abatement or treatment of any Hazardous Substances in or under the Building or Land associated therewith, to the extent such costs are incurred as a result of any act, omission, or negligence of Landlord or its agents, employees or contractors;

                  (xxxii) electrical power costs above normal consumption for which any tenant is separately metered or directly contracts with the local public service company;

                  (xxxiii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services or materials in the Building to the extent the same exceeds the market costs of such services or materials rendered by comparable unaffiliated third parties on a competitive basis;

                  (xxxiv) costs of purchasing paintings, sculptures or other art work for display in the Building unless approved by Tenant;

                  (xxxv) costs incurred primarily in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of Landlord, the Building or the Land;

                  (xxxvi) management fees in excess of the then-prevailing market rate (and during each year of the initial Lease Term, such management fees will not exceed four percent (4%) of the Base Rent and Additional Rent paid by Tenant under this Lease during such year);

                  (xxxvii) late charges, fines, penalties and interest incurred by Landlord for its failure to pay timely any item which is included in the Operating Expenses unless caused by Tenant;

                  (xxxviii) bad debt loss, rent loss, or reserves for either of these, and any other reserves for repairs, maintenance or replacements unless pursuant GAAP;

                  (xxxix) capital repairs and capital improvements in excess of the $5,000 per year expressly allowed under Section 3.02(a) (xviii); and

                  (xxxx) any items which are included in the Project Cost (but not the repair or replacement of such items).

         (c) In addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year, or partial calendar year, during the Lease Term, an amount equal to Tenant's Percentage of the Operating Expenses for the calendar year or portion of the calendar year.

         (d) Landlord shall estimate Tenant's Additional Rent for each subsequent calendar year, and give written notice thereof to Tenant by April 1 of each year. Landlord's estimate of Tenant's Additional Rent shall include a budget in reasonable detail of the anticipated Operating Expenses for the then current calendar year. If Tenant objects to the amount of the estimated Additional Rent or to any expenses reflected in the Operating Expenses budget, Landlord shall meet with Tenant and use Landlord's good faith efforts to address Tenant's concerns and to reduce the Operating Expenses and Tenant's Additional Rent. In all events, Landlord agrees that Landlord will utilize good faith efforts to minimize Operating Expenses, taking into account, however, the operating and maintenance standards which are applicable to Landlord under the terms of this Lease.

         (e) For each calendar year (or partial calendar year) Tenant shall pay to Landlord each month, at the same time the Base Rent is due, an amount equal to one-twelfth (1/12) of the estimated annual Additional Rent due; provided that, Landlord agrees that in calendar year 2004 and subsequent calendar years, Operating Expenses which may be controlled by Landlord shall not increase more than six percent (6%) on an annual cumulative basis. For these purposes Operating Expenses over which Landlord has no control shall mean: (i) ad valorem taxes, assessments and governmental charges or impositions of any kind or nature whatsoever which are levied against the Building (provided, however, that Landlord shall utilize reasonable efforts to protest any tax appraisals which are above fair market value and Landlord will utilize other reasonable efforts to minimize ad valorem taxes and assessments against the Building); (ii) premiums for any and all property, casualty, worker's compensation and/or other insurance Landlord is required to maintain or chooses to maintain under the terms of this Lease (provided, however, that Landlord shall use reasonable efforts to minimize insurance costs); or (iii) impositions, charges or fees of whatever kind or nature for water, sewer, gas, electric or other utilities (provided, however, Landlord will use reasonable efforts to minimize utility expenses). For any year during which Additional Rent is due for less than the entire calendar year, Tenant shall pay to Landlord each calendar month during such year, one-twelfth of the estimated Additional Rent that would have been due if Additional Rent had been due throughout that calendar year.

         (f) If Operating Expenses increase during a calendar year, Landlord may revise the estimated Additional Rent during such year by giving Tenant at least thirty (30) days advance written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of that calendar year, an additional amount equal to the amount of the increase in the estimated Additional Rent divided by the number of months remaining in the year. Notwithstanding the foregoing, Landlord may not revise the estimated Additional Rent more than two (2) times during any given calendar year.

         (g) Within one hundred twenty (120) days after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Additional Rent for that calendar year. The statement shall separately set forth the basic components (in reasonable detail) of Additional Rent for the prior calendar year and shall be certified as correct by a certified public accountant or an accounting firm, or if such statement is not audited, certified by the Building's manager, and if reasonably requested by Tenant, Landlord shall provide Tenant with a supplemental statement setting forth the applicability of such costs and the rationale behind the allocation thereof. Within thirty
         (30) days after receipt of each statement, Tenant shall pay to Landlord, or Landlord shall credit against the next Additional Rent payment or payments due from Tenant, as the case may be, the difference between Tenant's actual Additional Rent for the preceding calendar year and the estimated Additional Rent paid by Tenant during the year.

         (h) Tenant will have the right, for a period of two (2) years after the expiration of any calendar year (but not thereafter) to audit Landlord's books, at Tenant's cost and expense, to verify the Operating Expenses for such calendar year. If Tenant does not request an audit within two (2) years after the expiration of any particular calendar year, then Tenant will be deemed to have waived any right it may have to an adjustment to Tenant's Percentage of any Operating Expenses for such calendar year. If it is finally determined that Tenant's actual share of Additional Rent is different than Landlord's computation of Tenant's share of Additional Rent, then Landlord shall refund to Tenant any overpayment of any such costs for the year in question and for each year during the Term the same error was made or Tenant shall pay to Landlord any underpayment of any such costs for the year in question and for each year during the Lease Term the same error was made, as the case may be, within thirty (30) days after notification thereof. All such audits shall be performed at Tenant's expense unless it is finally determined that the statement for the time period in question was in error and, as a result thereof, Tenant paid to Landlord more than (A) 102.5% of the Additional Rent due for such time period, in which case Landlord shall pay one half of the reasonable out-of-pocket audit costs of Tenant; or (B) 105% of the Additional Rent due for such time period, in which case Landlord shall pay all reasonable out-of-pocket audit costs of Tenant.

         (i) Tenant's right to verify Operating Expenses shall be subject to the following limitations and conditions: (i) Tenant shall have provided Landlord with a timely written notice of its desire to verify Operating Expenses and specified a date for such verification not less than ten
         (10) days nor more than thirty (30) days from the delivery of the notice to Landlord; (ii) such review or verification shall take place in Landlord's offices; and (iii) Tenant and any third party auditor or reviewer employed by Tenant shall execute and deliver to Landlord a confidentiality agreement reasonably acceptable to Landlord and which shall include, among other terms, the agreement of Tenant and such third party not to disclose to any other person the existence of the review, the results of the review and the agreement of any third party not to solicit verifications or reviews on the part of any other tenant of the Building.

         (j) In the event Landlord and Tenant are unable to agree on the appropriate resolution of any dispute relating to Operating Expenses, the sole and exclusive remedy of Tenant shall be to submit the appropriate determination of Operating Expenses to binding arbitration in Travis County, Texas in accordance with the rules of the American Arbitration Association for commercial disputes. In the event Landlord and Tenant can not agree on a panel of arbiters within ten (10) days after either party notifies the other of its election to submit the matter to arbitration, then Landlord and Tenant shall each appoint an arbitrator and the two arbitrators selected shall appoint the third. All arbitrators selected or appointed for resolution of the dispute shall be unaffiliated with the parties and shall have at least ten (10) years experience in commercial real estate leasing in Travis County, Texas as either an attorney or a licensed real estate broker. The arbitration panel shall render a decision within ninety (90) days of appointment.

Section 3.03 Prepaid Rent

         Intentionally omitted.

Section 3.04 Rent Payments

         (a) All Rent is payable by Tenant at the times and in the amounts specified in this Lease in legal tender of the United States of America to Landlord at Landlord's management office in the Terrace P.U.D., or to any other person or at any other address as Landlord may from time to time designate in the continental United States by prior written notice to Tenant.

         (b) Rent is payable by Tenant without notice, demand, abatement, deduction, or set-off except as expressly specified in this Lease. Tenant's obligation to pay Rent is independent of any obligation of Landlord under this Lease. If any installment of: (i) Base Rent or Additional Rent is not paid within five (5) business days after it is due; or (ii) any other Rent is not paid within fifteen (15) business days after it is due, Tenant shall pay to Landlord a late charge in an amount equal to two and one half percent (2 1/2%) of the delinquent installment of Rent when it pays the delinquent installment. In addition, if Tenant fails to pay any Rent within five (5) business days when the same is due (and such Rent represents amounts not already specified as bearing interest under other provisions of this Lease) then Tenant shall also pay to Landlord interest on the unpaid Rent from the due date until the date paid at the highest rate lawfully permitted to be contracted for, charged or received pursuant to a written contract under applicable federal or state law (the lower of such rates being referred to herein as the "Interest Rate").

Section 3.05 Security

         (a) Tenant and Landlord hereby acknowledge and agree that Landlord has been asked to contribute the value of the Land and its personnel, resources and expertise toward the development of the Land and the construction thereon of the Building to Tenant's specifications for the purpose of leasing the same to Tenant and, but for the agreements of Tenant herein regarding, in particular, the payment of Base Rent during the first seven (7) years of the Lease Term, Landlord would not agree to construct the Building, obtain a loan to finance such construction (herein, the "Construction Loan"), or enter into this Lease. Tenant and Landlord acknowledge and agree that this Lease shall serve to evidence the obligations of Landlord, as developer, regarding the development of the Land and the construction of the Building and also the obligations of Landlord and Tenant, as lessor and lessee. Landlord and Tenant have identified certain development costs that will be incurred by Landlord including (i) amounts to be expended by Landlord in connection with the performance of Landlord's obligations hereunder and the delivery of the Leased Premises to Tenant on or before the Commencement Date of the Lease (including, specifically, the costs of Tenant Finish Work, brokerage commissions, and Landlord's overhead fees and expenses), (ii) following the occurrence of an Event of Default under this Lease by Tenant (particularly if such Event of Default shall occur prior to the Commencement Date of this Lease), additional interest payable on, and other costs related to the delayed repayment of, the Construction Loan, additional costs to design, redesign and construct alternative interior tenant finish work (including costs, if any, to any general contractor or subcontractor to commence or recommence work in respect of the Building or any interior tenant finish) to the specifications of any replacement tenants who desire to lease any portion of the Building after an Event of Default hereunder in respect of Tenant, additional leasing commissions payable by Landlord in connection with the reletting of the

         Leased Premises (all of such development costs are referred to herein as "Landlord's Development Costs").

         (b) As an inducement for Landlord to agree to construct the Building, obtain the Construction Loan, and to enter into this Lease, Tenant has agreed that Tenant shall within ten (10) days after the Effective Date of this Lease deliver to Landlord the following collateral:

                  (1) a cash deposit in the amount of $540,160 (the "Cash Security Deposit"); and

                  (2) a $9,000,000 irrevocable Letter of Credit addressed to Landlord and Landlord's Mortgagee in the form of Exhibit N attached hereto and incorporated herein by reference or in such other form as may be reasonably acceptable to Landlord and Landlord's Mortgagee and issued by Wells Fargo Bank, N.A. or another financial institution reasonably acceptable to Landlord and Landlord's Mortgagee (the "Letter of Credit");

         the Cash Security Deposit and the Letter of Credit are hereafter referred to as the "Security". The Security shall secure the timely and prompt payment and performance by Tenant of:

                  (1)      its obligations under this Lease; and

                  (2) its obligations under the Tri-Party Agreement set forth on Exhibit L (the "Tri-Party Agreement")

         (c) Landlord agrees to deposit the Cash Security Deposit in a money market account yielding a market interest rate at a financial institution approved by Tenant, such approval not to be unreasonably withheld, with the interest accruing for the benefit of and payable to Tenant as it accrues on a monthly basis.

         (d) Tenant and Landlord hereby acknowledge and agree that the Security shall not be deemed an advance payment of Rent, liquidated damages, or a limitation on, or measurement of, Landlord's damages resulting from the occurrence of an Event of Default hereunder in respect of Tenant. If an Event of Default occurs hereunder in respect of Tenant, Landlord may, without prejudice to any other right or remedy hereunder, under the Tri-Party Agreement, at law or in equity, use the Security to the extent necessary to:

                  (1) reimburse Landlord for the Landlord's Development Costs which have been incurred or obligated to be incurred by Landlord prior to the Event of Default;

                  (2) pay any arrearages in Rent or any other sum owing by Tenant under this Lease or the Tri-Party Agreement, and

                  (3) pay or reimburse Landlord for any other damage, injury, expense, or liability of Landlord arising from such Event of Default.

         Notwithstanding any provision herein to the contrary, however, it is agreed and understood that any sums utilized to reimburse Landlord for Landlord's Development Costs under item (1) above will be applied against and in reduction of any sums which are paid to or collected by Landlord under items (2) and/or (3) above. Any and all funds which are collected by or delivered to Landlord in connection with the Security and which are in excess of the total amount of the sums payable under items (2) and/or (3) above are referred to herein as "Excess Funds". Notwithstanding any provision herein to the contrary, it is agreed and understood that: (i) the Excess Funds will be maintained by Landlord in a separate account and will bear interest as provided in subparagraph 3.05(c) above (except that interest will be retained in the account and will be added to the Excess Funds being held by Landlord until final disbursement, rather than being paid to Tenant monthly); (ii) no interest, late charges or other similar fees, charges or penalties will be levied or charged against Tenant under the terms of this Lease until and unless the Excess Funds have been fully depleted; and (iii) Landlord may retain the Excess Funds until a final determination has been made as to the sums payable to Landlord under items (2) and/or (3) above, but Landlord will refund all remaining Excess Funds to Tenant within ten (10) business days after the date of such final determination.

         (e) Landlord shall be permitted to make partial draws of the Letter of Credit. Landlord may, upon the occurrence of an uncured Event of Default (i) make a draw upon the Letter of Credit and/or (ii) apply all or part of the Cash Security Deposit and, in either case, apply the proceeds of such draw or the amount of such Cash Security Deposit, as applicable, to the payment of Rent and other amounts owing by Tenant under this Lease and the Tri-Party Agreement. If Landlord makes a partial draw or applies all or any portion of the Cash Security Deposit as provided herein, then Tenant shall promptly take all action as may be necessary to (i) restore the amount of the Letter of Credit to the letter of credit amount which is then required under the terms and provisions of Section 3.05(g) hereinbelow, and/or (ii) pay to Landlord the amount necessary to restore the Cash Security Deposit to its original amount. Landlord and Tenant recognize the Landlord's Mortgagee has required as a condition for the construction loan for the Building that Landlord and Tenant enter into the Tri-Party Agreement relating to the Letter of Credit.

         (f) If at any time during the term of this Lease:

                  (1)      an Event of Default occurs under the provisions of
                           Section 11.01(a)(2); or

                  (2) an Event of Default occurs under the provisions of Sections 11.01(a)(3) and/or 11.01(a)(4) and the aggregate of the monetary defaults thereunder exceed $1,000,000;

                  then Landlord may draw the full amount of the Letter of Credit and apply such amount toward the payment of any amounts owed under the Lease including

                  Landlord's Development Costs, to the extent but only to the extent the same have been previously actually incurred or obligated to be incurred by Landlord. If Landlord makes a draw on the full amount of the Letter of Credit, Landlord shall be required to notify Tenant of which election it has made under
                  Section 11.01(b) of this Lease, and Landlord will be subject to the provisions of Section 3.05(d) hereinabove.

         (g) The Letter of Credit shall be automatically reduced on each anniversary of the Commencement Date to the amounts set out hereinbelow; except, however, that if an uncured Event of Default on the part of Tenant exists under this Lease, then the reduction will not occur until and unless Tenant has cured such Event of Default. The automatic reductions of the Letter of Credit are as follows:

         ANNIVERSARY OF COMMENCEMENT DATE            LETTER OF CREDIT REDUCES TO
         -----------------------------------------------------------------------
                           1st                                   $ 7,714,284
                           2nd                                     6,428,510
                           3rd                                     5,142,856
                           4th                                     3,857,142
                           5th                                     2,571,428
                           6th                                     1,285,714
                           7th                                        -0-


         If at any time during the term hereof, Tenant provides Landlord with notice that Tenant has attained a Standard & Poors Bond Rating of "BB" or better, Landlord shall promptly reduce Tenant's obligation as to the Letter of Credit by fifty percent (50%) for so long as Tenant's rating remains at "BB" or better. The fifty percent (50%) reduction (the "LOC Reduction") hereunder is in addition to the automatic annual reductions provided for hereinabove. If Tenant obtains the credit rating specified above, then the initial amount of the Letter of Credit and each of the amounts set out in the column hereinabove relating to the remaining amount of the Letter of Credit after each annual reduction will be reduced by fifty percent (50%). If at any time after the LOC Reduction is effective should Tenant's bond rating be revised to less than a "BB", Tenant shall immediately post a Letter of Credit (by amendment of the existing Letter of Credit or an additional Letter of Credit) to increase the amount in accordance with the above schedule. Notwithstanding any provision herein to the contrary, it is agreed and understood that Tenant will have no obligation to maintain the Letter of Credit from and after the date which is exactly seven (7) years after the Commencement Date; except, however, that if an uncured Event of Default on the part of Tenant exists at such time, then the Letter of Credit will be released only if and after Tenant has cured such Event of Default.

         (h) The Letter of Credit may be reduced or replaced from time to time to effectuate the changes in amount which are provided for under this Lease. If at any time during the term of the Lease in which the Letter of Credit is continuing as Security under the Lease, Landlord is notified that the issuing bank of the Letter of Credit has elected not to renew the Letter of Credit, Tenant shall have until the date which is thirty (30) days prior to the then current expiration date of the Letter of Credit to provide a replacement Letter of Credit reasonably acceptable to Landlord. If Tenant fails to provide a replacement Letter of Credit, reasonably satisfactory to Landlord, then Landlord may draw the full amount of the Letter of Credit and apply the proceeds to the amounts specified in, and subject to the limitations and provisions of
         Section 3.05(d), the remaining funds will be held with the Cash Security Deposit pursuant to Section 3.05(c) above. Notwithstanding any provision herein to the contrary, however, it is agreed and understood that if Landlord draws upon the Letter of Credit under the terms of this Section 3.05(h) and Tenant subsequently delivers to Landlord a new Letter of Credit which satisfies the requirements under this Lease then, so long as no uncured Event of Default in respect of Tenant exists at such time, Landlord will simultaneously with Tenant's delivery of the new Letter of Credit, return to Tenant all sums which were previously drawn by Landlord under the old Letter of Credit.

         (i) Landlord shall return (i) the original, unexpired Letter of Credit, and (ii) the remaining balance of the Cash Security Deposit, if any, to Tenant upon the termination or expiration of this Lease (except in the case of an Event of Default) and after surrender by Tenant of possession of the Leased Premises to Landlord in accordance with this Lease.

         (j) If Landlord assigns its interest in the Leased Premises, Landlord may assign the Security to the assignee. Landlord will then have no further liability for the return of the Security after the assignment and Tenant shall look solely to the assignee for the return of the Security. Tenant may not assign or encumber or attempt to assign (except in connection with a permitted assignment of this Lease by Tenant or a collateral assignment to a lender) Tenant's interest in the Security. Landlord and its successors and assigns are not bound by any actual or attempted assignment (except in connection with a permitted assignment of this Lease by Tenant or a collateral assignment to a lender) of Tenant's interest in the Security.

         (k) Notwithstanding any provision herein to the contrary, it is agreed and understood that possession and control of the Letter of Credit, including all funds drawn under the Letter of Credit, will be held by Landlord's Mortgagee (hereinafter defined).

                       ARTICLE IV - UTILITIES AND SERVICES

Section 4.01 Services to be Provided

         Provided no uncured Event of Default on the part of Tenant exists, Landlord shall furnish or cause to be furnished to the Leased Premises, the utilities and services described below, subject to the conditions and in accordance with the standards set forth herein:

         (a) Landlord shall provide automatic elevator service to the Leased Premises twenty-four (24) hours per day, seven (7) days per week.

         (b) During Building Standard Hours, Landlord agrees to ventilate the Leased Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is necessary and appropriate for the comfortable occupancy of the Leased Premises, reasonably consistent with the standards of "Class A" office buildings in Austin, Texas and in accordance with Tenant's instructions. With respect to the Building
         (i) so long as Tenant is the sole Tenant of the Building, Tenant shall have the right to modify Building

         Standard Hours at any time and from time to time by delivering written notice of such modification to Landlord; and (ii) Tenant shall be provided after hours service through an automated "on-demand" system, which will allow Tenant to directly control the heating and air conditioning system. Tenant shall reimburse Landlord for the actual costs incurred by Landlord for all additional heating or air conditioning. Upon request, Landlord will provide Tenant with a calculation of the basis for Landlord's then current charges for additional heating and air conditioning.

         (c) Electric lighting for the Building.

         (d) Toilet facilities and hot and cold water for lavatory and drinking purposes (at temperatures prescribed by applicable law or as customarily provided in other Class A buildings in Austin, Texas).

         (e) Replacement, as necessary, of all lamps and ballasts in the building standard light fixtures within the Leased Premises.

         (f) Window washing of exterior windows not less than once each year.

         (g) Professional landscaping services periodically as necessary to maintain all landscaped areas from time to time on the Land.

         (h) Janitorial services five (5) days per week, during hours designated by Tenant from time to time (provided such designations do not increase normal and customary costs for such services) reasonably consistent in quality to those being provided by other Class A office buildings in Austin, Texas.

         (i) A building engineer located within the Terrace P.U.D. with "on-call" hours consistent with other Class A office buildings in Austin, Texas.

         (j) Competent property management for the Building located within the Terrace P.U.D.

         (k) Landlord shall furnish electrical service to the Leased Premises in accordance with Exhibit C at all times, subject to interruptions beyond Landlord's control and temporary interruptions necessary or appropriate for Building maintenance or equipment installation. In no event may Tenant's use of electricity exceed the capacity of the feeders to the Building or the risers or wiring installation. Electrical consumption in the Leased Premises, or in any portion of the Leased Premises in which excess electricity is consumed, may, at Landlord's option, be separately metered. Tenant shall pay on demand all costs associated with any separate metering required by Landlord, including but not limited to installation of any separate metering devices and the costs of all electrical consumption in any areas which are separately metered. The obligation of Landlord to provide or cause to be provided electricity is subject to the rules and regulations of the supplier of electricity and of any municipal or other governmental authority regulating the business of providing electricity, except as provided in
         Section 4.04. Except as expressly provided in this Lease, Landlord is not liable or responsible to Tenant for any loss, damage or expense Tenant sustains or incurs if either the quality or character of the electricity is changed or is no longer available or no longer suitable for Tenant's requirements.

         At any time when Landlord is furnishing electricity to the Leased Premises under this subsection, Landlord may, at its option, upon not less than thirty (30) days prior written notice to Tenant, discontinue the furnishing of electricity, provided adequate provisions have been made for a transfer of service so that no interruption of electrical service will occur. If Landlord gives a notice of discontinuance, Landlord shall make all reasonably necessary arrangements with the public utility supplying the electricity to the Building with respect to connecting electrical service to the Leased Premises, but Tenant shall contract directly with the public utility with respect to supplying the electrical service.

         (l) If not included in the Tenant Finish Work, at Tenant's option and election after the Commencement Date: (i) Landlord, at Tenant's sole cost and expense, will install and maintain a card-key access control system for entry into the Building and for elevator operation during non-Business Standard Hours for the use of Tenant, which system must be approved by Tenant and must be compatible with the security system installed by Tenant within the Leased Premises; or (ii) Tenant may, at Tenant's sole cost and expense, install its own card-key access control system for entry into the Building and for elevator operation during non-Business Standard Hours. Further, Landlord will provide 24-hour per day, 7 days per week security service for the Building. Provided Tenant is the sole Tenant of the Building, Tenant may at Tenant's option and election, replace Landlord's security service with a security service or security personnel retained by Tenant (and in such event, no costs for security services will be included by Landlord in the Operating Expenses). In all events, Tenant will have the right to install its own security system equipment in the Leased Premises, and all such security system equipment will remain Tenant's property and may be removed by Tenant upon termination of the Lease.

Section 4.02 Tenant's Obligations

         Tenant shall cooperate fully at all times with Landlord and abide by all regulations and requirements Landlord may prescribe for the use of all utilities and services that are consistent with the terms of this Lease.

Section 4.03 Service Interruptions

         (a) Landlord does not warrant that the services provided by Landlord will be free from any slow-down, interruption, or stoppage by governmental bodies, regulatory agencies, utility companies, and others supplying services or caused by the maintenance, repair, replacement, or improvement of any equipment involved in the furnishing of the services or caused by changes of services, alterations, strikes, lock-outs, labor controversies, fuel shortages, accidents, acts of God, the elements, or other causes beyond the reasonable control of Landlord.

         (b) Landlord shall use diligent and reasonable efforts to restore any service that becomes unavailable; however such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder unless such unavailability is caused by Landlord's gross negligence or intentional misconduct. However, if because of the unavailability of any such service Tenant is prevented from making reasonable use of a material portion of the Leased Premises for more than five (5) consecutive business days, then Tenant's obligation to pay Base Rent and Additional Rent in respect of the portion of the Leased Premises rendered untenantable thereby shall be abated for each consecutive day after such five (5) business day period that Tenant is so prevented from making reasonable use of such portion of the Leased Premises. If any such unavailability or interruption of services occurs (other than because of a taking or Casualty [defined below] as to which Article VIII and Section 7.03 shall control), and Landlord fails to restore such services to the Leased Premises within fifteen (15) days following delivery of written notice from Tenant to Landlord, Tenant may commence to restore such services unless Landlord is diligently performing the work that may be necessary to restore such services. All actual third-party costs incurred by Tenant in connection with restoring such services shall be paid by Landlord to Tenant within thirty (30) days following written demand therefor to Landlord (accompanied by invoices substantiating such claim) plus interest at the Interest Rate from the date of payment of such cost by Tenant until paid by Landlord. Tenant's right to perform work under this Section 4.03(b) is subject to the following conditions:

                  (1) all such work shall be performed in a good and workmanlike manner and in accordance with law;

                  (2) except in an emergency or in the event of work which consists solely of the repair and/or replacement of existing facilities, all such work shall be performed in accordance with plans and specifications approved by Landlord (which approval shall not be unreasonably withheld), whose approval shall be deemed given if Landlord fails to disapprove any submitted plans and specifications within three business days after Tenant delivers such plans to Landlord;

                  (3) all such work shall be performed by contractors reasonably acceptable to Landlord which maintain commercial liability insurance in an amount not less than $1,000,000 per occurrence naming Landlord as an additional insured; Landlord's approval shall be deemed given if Landlord fails to disapprove any contractor within three business days after Tenant delivers to Landlord a request for its consent thereto; and

                  (4) except in an emergency or in the event of work which consists solely of the repair and/or replacement of existing facilities, Tenant delivers to Landlord "as-built" plans of the work performed by Tenant.

Section 4.04 Modification

         Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for utilities and services by giving written notice to Tenant.

                          ARTICLE V - USE AND OCCUPANCY

Section 5.01 Use and Occupancy

         (a) The Leased Premises may be used and occupied for the Permitted Use specified in the Basic Lease Provisions and for any other uses allowed under Applicable Laws (hereinafter defined). Tenant shall use and maintain the Leased Premises in an operable, attractive condition (ordinary wear and tear and damage by casualty and condemnation excepted) and shall comply with all laws, ordinances, orders, rules, regulations and requirements of any kind imposed by any governmental authority (state, federal, county and municipal) applicable to or having jurisdiction over the use, occupancy, operation, and maintenance of the Leased Premises, including without limitation, all applicable environmental laws and the Americans With Disabilities Act of 1990
         (ADA) (those laws, ordinances, orders, rules, decisions, and regulations hereafter referred to as "Applicable Law" or "Applicable Laws"). Landlord shall construct the Building and the Leased Premises in accordance with all Applicable Laws; shall operate and maintain the Building in compliance with all Applicable Laws; and shall otherwise comply with all Applicable Laws relating to access to the Building and the Leased Premises.

         (b) Tenant may not deface or injure the Leased Premises or the Building or any part thereof or overload the floors of the Leased Premises (beyond the capacities for which such floors are required to be designed under the terms and provisions of this Lease). Tenant may not commit waste or permit waste to be committed or cause or permit any nuisance on or in the Leased Premises or the Building. Tenant shall pay Landlord on demand as Rent for any damages to the Leased Premises or to any other part of the Building which is not covered by insurance which Landlord is required to carry under the terms of this Lease and which is caused by any negligence or willful act or any misuse or abuse (whether or not the misuse or abuse results from negligence or willful acts) by Tenant or notwithstanding any provision herein to the contrary, Tenant shall have no liability to Landlord for any damage or liability which is or should be covered by the insurance which Landlord is required to maintain under the terms and provisions of this Lease.

         (c) Tenant's agents, employees, licensees, invitees or contractors (hereafter referred to as "Tenant Party" or "Tenant Parties") shall not erect, place, or allow to be placed any sign, symbol, advertising matter, stand, booth, or showcase in or upon the doorsteps, vestibules, halls, corridors, doors, walls, windows, or pavement of the Building visible outside the Leased Premises (except for lettering on the door or doors to the Leased Premises as allowed by the Rules and Regulations attached hereto as Exhibit D) without the prior consent of Landlord which will not be unreasonably withheld.

         (d) Tenant may not use or allow or permit the Leased Premises to be used in any way or for any purpose that:

                  (1) is extra-hazardous on account of the possibility of fire or other casualty;

                  (2) renders the Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Texas or renders void or voidable any insurance on the Building.

         If insurance premiums are increased because of Tenant's use of the Leased Premises, then, in addition to any other remedies Landlord may have, Tenant shall pay the amount of the increase to Landlord as Rent within five (5) days after demand.

Section 5.02 Rules and Regulations

         Tenant and each Tenant Party shall comply with the rules and regulations attached as Exhibit D (the "Rules and Regulations"). Tenant is responsible for the compliance with the Rules and Regulations by each Tenant Party.

Section 5.03 Quiet Enjoyment

         If Tenant pays the Rent when due and timely performs all other obligations of Tenant under this Lease, then Tenant may peaceably and quietly enjoy the Leased Premises during the Lease Term without any disturbance from Landlord or from any other person claiming by, through, or under Landlord, subject to the terms of this Lease and of the deeds of trust, mortgages, ordinances, utility easements, agreements and other matters to which this Lease may be subordinate.

                ARTICLE VI - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 6.01 Repair and Maintenance by Tenant

         (a) Tenant shall keep the Leased Premises and all fixtures installed by or on behalf of Tenant in good and tenantable condition (ordinary wear and tear and damage by casualty and condemnation excepted). Tenant shall promptly make all necessary non-structural repairs and replacements thereto at Tenant's expense. All repairs and replacements must be at least equal in quality to the original work, and all contractors and subcontractors performing such repairs and replacements must comply with the conditions specified in Section 6.02(a) hereinbelow. Without diminishing this obligation of Tenant, if Tenant fails to commence to make any repairs and replacements which are required of Tenant hereunder within fifteen (15) days after notice from Landlord and thereafter diligently pursue such repairs or replacements, Landlord may at its option make the repairs and replacements and Tenant shall pay Landlord on demand as Rent the costs incurred by Landlord plus an administrative fee equal to ten (10%) percent of the costs plus interest at the Interest Rate from the date of payment of such cost by Landlord until paid by Tenant.

         (b) Tenant shall pay the cost of repairs and replacements due to damage or injury to the Building or any part thereof caused by any Tenant Party or by any malfunction or misuse of any equipment installed by or on behalf of Tenant. This amount is payable by Tenant to Landlord on demand as Rent plus interest at the Interest Rate from the date of payment by Landlord until paid by Tenant. Notwithstanding any provision herein to the contrary, however, Tenant shall not be required to pay any cost or expense related to any damage or injury which is or should be covered by insurance which Landlord is required to maintain under the terms and provisions of this Lease. If Tenant requests Landlord to perform any maintenance or repairs to the Leased Premises, over and above the services required to be performed by Landlord pursuant to
         Article IV, Tenant shall pay the actual
         cost thereof, plus a reasonable administrative fee not to exceed ten (10%) percent of the actual cost thereof, to Landlord as Rent within ten (10) business days after demand.

Section 6.02 Alterations and Additions by Tenant

         (a) Tenant may not make or permit any alterations, improvements or additions in or to the Leased Premises or the Building without Landlord's prior written consent, such consent not to be unreasonably withheld; provided however, that: (i) Tenant shall not be required to obtain Landlord's approval for alterations which cost less than $30,000 each and do not materially affect the structure of the Building or its HVAC, electrical or plumbing systems; and (ii) nothing in this Lease will require Tenant to obtain Landlord's consent for interior painting, carpeting and similar decorative modifications to the Leased Premises, regardless of the costs thereof. All alterations, additions and improvements made to, or fixtures or other improvements placed in or upon, the Leased Premises, whether temporary or permanent in character, by either party (except only Tenant's fixtures, and all of Tenant's office furniture, equipment and other movable items of personal property) are a part of the Building and are the property of Landlord when they are placed in the Leased Premises unless otherwise agreed by Landlord and Tenant. Except for alterations, improvements and additions which Tenant is allowed to make without necessity of obtaining Landlord's approval, all alterations, improvements and additions in and to the Leased Premises requested by Tenant must be made in accordance with plans and specifications approved in advance in writing by Landlord. All work must be performed at Tenant's expense either by Landlord or by contractors and subcontractors approved in advance by Landlord. If the work is not performed by Landlord, then all work performed by Tenant's contractors and subcontractors is subject to the following conditions:

                  (1) Each contractor and subcontractor must deliver evidence satisfactory to Landlord that the insurance specified in Exhibit E is in force prior to commencing work.

                  (2) Tenant shall use good faith efforts to insure that all workers are cooperative with Building personnel and comply with all Building Rules and Regulations.

                  (3) Tenant must deliver to Landlord evidence that Tenant has obtained all necessary governmental permits and approvals for the improvements or alterations prior to starting any work.

                  (4) All construction must be done in a good and workmanlike manner and is subject to approval by Landlord during and after construction, in its reasonable discretion.

                  (5) Lien releases from each contractor (subject to final retainage payments) must be submitted to Landlord within ten
                  (10) business days after completion of the work performed by the contractor.

                  (6) Within thirty (30) days after completion of any improvements or alterations, Tenant, at its cost, shall deliver to Landlord, on CAD disks, copies of "as-built" plans and specifications (1/8" scale) for each floor where material alterations or improvements were made.

         (b) All alterations and improvements must comply with all Applicable Laws. Neither Landlord's approval of Tenant's plans and specifications for the alterations or improvements, nor Landlord's acceptance of Tenant's as-built plans is a confirmation or agreement by Landlord that the improvements and alterations comply with Applicable Laws.

Section 6.03 Mechanics' Liens - Tenant's Obligations

         If any mechanic's or materialman's lien is placed upon Landlord's interest in the Building or the Leased Premises or any part thereof or against Landlord's interest under this Lease by any architect, contractor, subcontractor, laborer, or materialman performing any labor or furnishing any materials to Tenant for any improvement, alteration, or repair of or to the Leased Premises, the Building, or any part thereof, Tenant shall either: (i) cause the same to be discharged of record within twenty (20) days after filing; or (ii) post a bond or other security reasonably acceptable to Landlord to cover the full amount of the claim. If Tenant does not satisfy one or the other of the foregoing requirements, then Landlord may, but is not obligated to, discharge the lien by paying the amount claimed to be due or by procuring the discharge of the lien by deposit in court or bonding. Any amount paid by Landlord relating to any lien not caused by Landlord, and all reasonable legal and other expenses of Landlord, including reasonable attorneys' fees, in defending any action or in procuring the discharge of any lien, with interest thereon at the Interest Rate from date of payment by Landlord until paid by Tenant, is payable by Tenant to Landlord on demand as Rent.

Section 6.04 Maintenance and Repair by Landlord

         Landlord shall maintain the Building in first-class condition and repair and shall operate the Building as a first-class office building, similar to other Class A buildings in Austin, Texas. Landlord shall not permit or allow to remain any waste or damage to any portion of the Building. Without limitation on the generality of the foregoing, Landlord represents and warrants to Tenant that the Building's structure and operational systems will be in good condition and suitable for Tenant's Permitted Use from and after the Commencement Date. Subject to reimbursement of the Operating Expenses, Landlord will maintain in good repair and condition all (i) service areas; (ii) roofs, ceilings, foundations, floorslabs, parking areas, pavement, exterior windows and load bearing items; (iii) exterior surfaces of walls; (iv) plumbing, pipes and conduits located in the service areas;
         (v) central heating, ventilation and air conditioning, electrical, mechanical and plumbing systems, including, but not limited to, those servicing the Leased Premises (other than excess electrical equipment and other supplemental equipment installed by or for Tenant); (vi) structural and mechanical elements, including without limitation, those related to the Leased Premises necessary to provide the services described in Article IV; (vii) parking garages; (viii) elevators; (ix) surface parking lots, driveways, sidewalks, landscaping and other improvements or additions to the Land; and (x) Building security and life safety systems. Landlord will at all times maintain the Building in accordance with standards as customarily followed in the operation and maintenance of Class A office buildings in Austin, Texas.

                   ARTICLE VII - INSURANCE, FIRE AND CASUALTY

Section 7.01 Tenant's Insurance

         (a) Tenant shall, at its expense, maintain at all times a policy or policies of insurance insuring Tenant against all liability for injury to or death of a person or persons and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Leased Premises or by the condition of the Leased Premises (including Tenant's contractual liability to indemnify and defend Landlord) with a combined single limit of $2,000,000 for bodily injury and property damages, or with increased limits as may be reasonably required from time to time by Landlord by giving notice to Tenant not to exceed a combined single limit in excess of $5,000,000. Tenant's policies must be written by an insurance company or companies reasonably satisfactory to Landlord and licensed to do business in the State of Texas with Landlord and Landlord's manager named as additional insureds. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least fifteen (15) days prior to cancellation of the insurance.

         (b) Tenant shall deliver duly executed certificates of insurance to Landlord prior to occupying any part of the Leased Premises. Tenant shall deliver satisfactory evidence of renewals of the insurance policies to Landlord within ten (10) days of the expiration of the respective policies. If Tenant fails to comply with these insurance requirements, Landlord may obtain the insurance and Tenant shall pay to Landlord on demand as additional Rent the premium cost thereof plus interest at the Interest Rate from the date of payment by Landlord until paid by Tenant.

         (c) Tenant shall insure that all contractors, subcontractors, moving companies and others performing work of any type for Tenant in the Building shall comply with the insurance requirements set out on Exhibit E attached hereto and incorporated herein by reference, as such insurance requirements may be reasonably revised from time to time by Landlord (acting reasonably and in accordance with practices which are comparable to practices utilized at other Class A buildings in Austin, Texas). Landlord shall inform Tenant in writing of all revisions to the insurance requirements.

Section 7.02 Landlord's Insurance

         Landlord shall, at all times during the Lease Term, maintain insurance insuring the Building at its full replacement cost, and also insuring any loss of rents by Landlord due to any loss or damage by fire, explosion or other hazards or contingencies. Such insurance will be provided through a policy or policies with deductible amounts which are approved in writing by Tenant and otherwise with terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Building. The company or companies writing any insurance which Landlord is required to maintain under this Lease must be licensed to do business in the State of Texas and must have an A.M. Best rating of AVI or better. Tenant agrees that all personal property upon the Leased Premises shall be at the risk of Tenant only and that Landlord shall not be liable for any damage thereto or theft thereof. If by reason of any act or conduct of business of Tenant there shall be any increase in the rate of insurance on the Building or contents created by Tenant's acts or conduct of business, Tenant agrees to pay Landlord the amount of such increase on demand.

Section 7.03 Fire or Other Casualty

         (a) If the Leased Premises or any part thereof are damaged by fire or other casualty (a "Casualty"), Tenant shall give prompt notice thereof to Landlord. If the Leased Premises or the Building is damaged by a Casualty, Landlord shall, within thirty (30) days after such Casualty deliver to Tenant a good faith estimate (the "Damage Notice") of the date on which the repair of the damage caused by such Casualty will be substantially completed (such date is herein called the "Estimated Restoration Completion Date"). Base Rent and Additional Rent shall abate to a fair and equitable extent as of the date of the Casualty with respect to the portion of the Leased Premises and/or the Building affected by the Casualty until substantial completion of repairs to the Leased Premises and elevator access and other services are available to the Leased Premises for conduct of Tenant's business.

         (b) If the Leased Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in a material portion of the Leased Premises in a manner reasonably comparable to that conducted immediately before such Casualty, then:

                  (i) if the Estimated Restoration Completion Date is later than one hundred eighty (180) days after the date of the Casualty, Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant or, if no such notice is delivered by Landlord, within ninety (90) days after the Casualty; and

                  (ii) if Tenant does not, or does not have the right to, terminate this Lease pursuant to this Section 7.03(b) and such damage is not repaired by the Casualty Restoration Termination Date (defined below), Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate before the earlier of (A) thirty (30) days after the Casualty Restoration Termination Date (defined below) or (B) the completion of such repairs.

         Any termination right of Tenant not timely exercised shall be deemed waived, time being of the essence with respect thereto. In case of any termination under Section 7.03(b)(i) above, Base Rent and Additional Rent shall abate in full as of the date of the Casualty. In case of any termination under Section 7.03(b)(ii) above, the portion of the Base Rent for the portion of the Leased Premises affected thereby not theretofore abated shall abate as of the date of termination. Unless Landlord and Tenant agree in writing otherwise, the "Casualty Restoration Termination Date" shall be thirty (30) days after the later of (1) one hundred eighty (180) days after the Casualty, or (2) the Estimated Restoration Completion Date.

         (c) If Tenant does not elect to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, subject to approval from

         Landlord's Mortgagee, commence to repair the Building and the Leased Premises and shall proceed with reasonable diligence to restore the Building and Leased Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Leased Premises.

         (d) If the damages are caused by the willful misconduct of Tenant or any Tenant Party, Tenant shall pay to Landlord on demand as Additional Rent any damages in excess of the amount paid by insurance proceeds received by Landlord which are not covered by the insurance which Landlord is required to carry under the terms and provisions of this Lease. Any insurance carried by Landlord or Tenant against loss or damage to the Building or to the Leased Premises is for the sole benefit of the party carrying the insurance and under its sole control.

         (e) If Tenant does not elect to terminate the Lease pursuant to Section 7.03(b) above and Landlord's Mortgagee requires that the insurance proceeds due Landlord for the Casualty are to be applied to the Building Mortgage, then in such event, Landlord will use reasonable efforts to acquire replacement financing in order to restore the Building. Landlord and Tenant acknowledge that in such event it is not possible to predict market conditions in advance. In such event, Landlord hereby grants Tenant a Right of First Offer (the "Tenant's First Offer Right") as hereafter described:

                  (i) If Landlord is able to acquire replacement financing to rebuild the Building, then in such event, Landlord shall, prior to offering the Building for lease or sale to a third party, give Tenant not less than thirty (30) days within which to accept a proposal for the sale or lease of the Building.

                  (ii) If Landlord is not able to acquire replacement financing and determines to sell the Land, then in such event, Landlord shall, prior to offering the Land for sale to a third party, give Tenant a proposal for Tenant to purchase the Land and Tenant shall have thirty (30) days within which to accept the proposal for the purchase of the Land.

         Landlord and Tenant agree if Landlord shall offer the Tenant's First Offer Right, Landlord and Tenant will meet, if required, to reach a market rate rent or purchase price. If an agreement cannot be reached after good faith discussions between Landlord and Tenant within said thirty (30) day period, neither party shall have any further obligation hereunder.

Section 7.04 Waiver of Subrogation

         Each party waives all claims that arise or may arise in its favor against the other party, or anyone claiming through or under them, by way of subrogation or otherwise, during the Lease Term or any extension or renewal thereof, for any injury to or death of any person or persons or the theft, destruction, loss of, or damage to, any of its property (a "Loss") caused by casualty, theft, fire, third parties, or any other matter, to the extent the same is insured against by it under any insurance policy that covers the Building, the Leased

         Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against by it under the terms hereof (whether or not the loss or damage is caused by the fault or negligence of the other party or anyone for whom the other party is responsible). These waivers are in addition to, and not in limitation of, any other waiver or release in this Lease with respect to any Loss. Since these mutual waivers preclude the assignment of any claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party shall immediately give each insurance company issuing to it policies of fire and extended coverage insurance written notice of the terms of these mutual waivers, and have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of these waivers.

                           ARTICLE VIII - CONDEMNATION

         (a) If all or substantially all of the Building is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or is sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date when physical possession of the portion of the Building is taken by the condemning authority. If less than all or substantially all of the Building is taken or sold, and if such taking or sale prevents Tenant from conducting its business in the Leased Premises in a manner reasonably comparable to that conducted immediately before such taking, then Tenant may terminate this Lease as of the date of such taking or sale by giving Landlord written notice within sixty (60) days after the taking, and Rent shall be apportioned as of the date of such taking.

         (b) If this Lease is not terminated by Tenant upon any taking or sale of less than all or substantially all of the Building and Tenant does not terminate this Lease as provided below:

                  (1) The Rent will be reduced by a fair and equitable amount representing that part of the Rent properly allocable to the portion of the Leased Premises or the Building which is taken or sold, if any; and

                  (2) Landlord shall, at Landlord's sole expense, restore the Building to substantially its former condition to the extent reasonably deemed feasible by Landlord, but:

                           (A) Landlord's restoration obligation does not exceed the scope of the work done by Landlord in originally constructing the Building and installing Tenant Finish Work in the Leased Premises; and

                           (B) Landlord is not required to spend for the work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building so taken.

         (c) Tenant shall be entitled to receive, out of the compensation awarded upon a taking of any part of the Building, an amount equal to any unamortized Tenant expenditures for build-out costs incurred by Tenant in excess of the Allowance. In this regard, all amortizations of Tenant expenditures will be done on a straight line basis over the Lease Term. In addition, Tenant shall be entitled to separately pursue claims against the condemner for the value of Tenant's personal property, moving costs, loss of business and other reasonable claims it may have. Except as provided above, Landlord will be entitled to receive all of the compensation awarded upon a taking of all or any part of the Building, including any award for the value of the unexpired Lease Term.

                    ARTICLE IX - INDEMNIFICATIONS AND WAIVERS

Section 9.01 Limitations on Liability of Landlord and Waivers

         Landlord is not liable to any Tenant or any Tenant Party or any other person, and Tenant waives any liability of Landlord, for:

                  (1) any injury or damage to person or property due to the
                      condition or design of, or any defect in the Building that exists now or occurs in the future, except for Landlord's or any of Landlord's agents or contractors' gross negligence or willful misconduct;

                  (2) any injury or damage to person or property due to the
                      Building or related improvements or appurtenances being out of repair, or defects in or failure of pipes or wiring, or backing up of drains, or the bursting or leaking of pipes, faucets and plumbing mixtures, or gas, water, stream, electricity, or oil leaking, escaping, or flowing into the Leased Premises unless caused by Landlord's willful misconduct or gross negligence;

                  (3) any loss or damage caused by the acts or omissions of
                      other tenants in the Building or of any other persons, excepting only the willful misconduct or gross negligence of Landlord; or

                  (4) any loss or damage to property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition, order of government authority, and any other cause beyond the control of Landlord.

Section 9.02 No Implied Waiver

         The failure of either party to insist at any time upon the strict performance of any of the terms of this Lease or to exercise any option, right, power or remedy contained in this Lease is not a waiver of the right or remedy for the future. The waiver of any breach of this Lease or violation of the Rules and Regulations attached hereto does not prevent a subsequent act, which would have originally constituted a breach or violation, from having all the force and effect of an original breach or violation. No express waiver affects any terms other than the ones specified in the waiver and those only for the time and in the manner specifically stated. Acceptance by Landlord of any Rent after the breach of any of the terms of this Lease or violation of any Rule or Regulation is not a waiver of the breach or violation or the right to collect applicable late charges and interest, and no waiver by either party of any of the terms of this Lease is effective unless expressed in writing and signed by such party.

Section 9.03 Waiver by Tenant

         Tenant waives and surrenders for itself and all persons or entities claiming by, through, and under it, including creditors of all kinds:
         (A) any right and privilege which it or any of them has under any present or future constitution, statute, or rule of law to redeem the Leased Premises or to have a continuance of this Lease for the Lease Term after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, (B) the benefits of any present or future constitution, statute, or rule of law that exempts property from liability for debt or for distress for Rent, (C) any provision of law relating to notice or delay in levy of execution in case of eviction of a Tenant for nonpayment of Rent, and (D) any rights, privileges, and liens set out under Section 91.004 and 93.003 of the Texas Property Code (as amended), and Tenant exempts Landlord from any liability or duty thereunder.

Section 9.04 Hazardous Substances

         (a) Tenant has no liability or responsibility with respect to Hazardous Substances, if any, which were placed or located within the Leased Premises or the Building prior to the Commencement Date, but Tenant may not, except as provided for herein:

                  (1) cause or permit the escape, disposal, or release in the Leased Premises or the Building of any biologically active, chemically active, or hazardous substances or materials (hereafter referred to as "Hazardous Substances"); or

                  (2) bring or permit or allow any Tenant Party to bring, any Hazardous Substances into the Leased Premises or the Building except for Hazardous Substances which are used by Tenant in conjunction with Tenant's business and which are maintained and utilized by Tenant in accordance with Applicable Laws.

         The term Hazardous Substances includes, but is not limited to, those described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Texas Water Code, the Texas Solid Waste Disposal Act, and other applicable state or local environmental laws and the regulations adopted under those acts.

         Landlord consents to Tenant operating laboratories in the Leased Premises which will be used for research and development which may require the presence of the following: compressed air, vacuum, bottled carbon dioxide, liquid nitrogen, and Hazardous Substances which will be maintained and disposed of by Tenant in accordance with Applicable Laws.

         (b) If any lender or governmental agency requires testing to ascertain whether or not a release of Hazardous Substances has occurred in or on the Leased Premises or the Building based on probable cause that a release occurred and was caused by any Tenant or Tenant Party, then Tenant shall reimburse the reasonable costs of the testing to Landlord on demand as Rent if a release by Tenant or a Tenant Party actually occurred.

         (c) Each party shall execute affidavits, representations, and the like from time to time reasonably requested by the other party and in form and substance reasonably acceptable to the other party concerning such party's actual knowledge and belief regarding the presence of Hazardous Substances in the Leased Premises and the Building.

         (d) Tenant shall indemnify Landlord against any and all costs and expenses incurred by Landlord arising from any release of Hazardous Substances in or on the Leased Premises or the Building caused by any Tenant or Tenant Party.

         (e) Landlord shall be responsible for all Hazardous Substances, if any, which were placed or located within the Leased Premises and/or the Building prior to the Commencement Date. Landlord will indemnify and save and hold Tenant harmless from and against all claims, liabilities or obligations of any kind or nature arising in connection with: (i) any Hazardous Substances which were placed or located within the Leased Premises or the Building prior to the Commencement Date; and/or (ii) any release of Hazardous Substances in or on the Leased Premises or the Building caused by Landlord or by any person or entity operating by, through or under Landlord.

         (f) The provisions of this Section 9.04 survive the expiration or earlier termination of this Lease.

                      ARTICLE X - ASSIGNMENT AND SUBLETTING

Section 10.01 No Assignment or Subletting Without Consent.

         (a) Except as hereinafter provided, Tenant may not, without Landlord's prior written consent: (1) assign or transfer this Lease or any interest therein; (2) permit any assignment of this Lease or any interest therein by operation of law; (3) sublet the Leased Premises or any part thereof, (4) grant any license, concession, or other right of occupancy of any portion of the Leased Premises; (5) mortgage, pledge, or otherwise encumber its interest in this Lease; or (6) permit the use of the Leased Premises by any parties other than Tenant and its employees.

         (b) In the event Tenant desires the consent of Landlord to an assignment or subletting, Tenant shall submit to Landlord not less than fifteen (15) days prior to the effective date of the assignment or subletting a written notice of such fact which shall include copies of the final form of the documentation of the assignment or sublease and sufficient information to permit Landlord to determine the identity, character and financial condition of the proposed assignee or subtenant. Landlord shall either approve or reject Tenant's request within fifteen (15) days of receipt of Tenant's written notice.

Section 10.02 Landlord's Consent

         (a) Landlord's consent hereunder shall not be unreasonably withheld; provided, however, in granting or withholding its consent Landlord shall be entitled to take into consideration all relevant factors including without limitation, the creditworthiness, nature of the business and business reputation of the proposed subtenant or assignee and the parking requirements of the proposed subtenant or assignee to the extent and only to the extent such parking requirements exceed the parking requirements of Tenant. Landlord may, if it so elects, withhold its consent if the proposed subtenant or assignee is a government entity. Landlord may withhold or condition its consent subject to execution and delivery of an appropriate sublease or assignment which includes provisions for notice to Landlord, prohibition on further assignment or subleasing without Landlord's consent, except pursuant to the terms of this Lease and indemnification of Landlord by the subtenant or assignee. Landlord may withhold its consent to any proposed assignment or sublease if an Event of Default has occurred and is continuing, or an event has occurred which, with the giving of notice, or the passage of time, or both, could constitute any Event of Default. Landlord's consent to any assignment or subletting, is not a waiver of Landlord's right to approve or disapprove any subsequent assignment or subletting.

         (b) For any approved sublease or assignment, in the event the Base Rent paid by any assignee or subtenant exceeds the Base Rent due to Landlord from Tenant, Landlord shall be entitled to receive one-half ( 1/2) of such excess above the Base Rent after Tenant has received full reimbursement out of such excess of all reasonable sublease or assignment expenses, including but not limited to architectural fees, contractor fees, cost of leasehold improvements, rental abatement and legal and brokerage fees.

         (c) The provisions of Section 10.02(b) to the contrary notwithstanding, should Tenant request consent to enter into one or more subleases or assignments, which in the aggregate, cover more than (i) twenty-five percent (25%) of the Leased Premises and are for a period of time which extended into the final twenty-four (24) months of the Lease Term, or
         (ii) thirty-five percent (35%) or more of the Leased Premises, in either event, Landlord shall be entitled to recapture the portion of the Leased Premises under consideration for sublease or assignment by providing Tenant with written notice within ten (10) days of the date of the requested consent. In either event, Landlord and Tenant shall promptly enter into an amendment to this Lease reflecting such recapture of a portion of the Leased Premises as well as such other provisions which are required to reflect the conversion of the Building to a multi-tenant building, including but not limited to Building Rules and Regulations and parking regulations. Notwithstanding the above: (i) if Tenant exercises its renewal option with respect to any sublease space concurrently with the subleasing, then Landlord will have no right to recapture such space under the provisions of (i) the immediately preceding sentence; and (ii) Landlord's right of recapture will not apply to any subleases or assignments made pursuant to Section
         10.03 hereof and such subleases and assignments will not be included or considered under the provisions set forth hereinabove for the purpose of calculating the percentage of the Leased Premises which has been leased.

         (d) Notwithstanding the consent by Landlord to any assignment or subletting, Tenant shall remain liable for the payment of Rent and performance of all other obligations under this Lease.

         (e) Tenant shall have the right to erect partitions and demising walls to accommodate any sublease which is entered into by Tenant under the terms and provisions of this Lease.

Section 10.03 Permitted Transfers

         Notwithstanding anything to the contrary in this Lease, (a) an assignment or sublease to a subsidiary of Tenant or to an entity under joint ownership or control with Tenant, (b) the merger or transfer of all of the stock in Tenant; or (c) an assignment of the Lease in conjunction with the sale of all or substantially all of the assets of Tenant, shall be considered transfers permitted under this Lease provided in each such case the resulting entity's financial condition is equal to or better than Tenant's (a "Permitted Transfer").

                              ARTICLE XI - DEFAULT

Section 11.01 Default

         (a) Each of the following shall constitute an "Event of Default" by Tenant:

                  (1) The Tenant abandons all or any part of the Leased Premises and fails to pay one or more installments of Base Rent or Additional Rent when the same is due; or

                  (2) The filing of a petition by Tenant or by a third party which is not contested by Tenant to declare Tenant is bankrupt or to delay, reduce or modify Tenant's debts or obligations, or for the appointment of a receiver or trustee of Tenant or its property or for the winding up or liquidation of its affairs; or if Tenant makes an assignment of the benefits of Tenant's creditors or admits in writing Tenant's inability to pay the debts due; or

                  (3) The failure of Tenant to pay when due any installment of Base Rent, or Additional Rent, or any other money payments due hereunder, or any part thereof, and such failure shall continue for a period of five (5) business days after Landlord has delivered to Tenant written notice of such failure (provided, however, that if Tenant fails to pay installments of Rent hereunder on a timely basis on two (2) or more occasions during any calendar year, then Landlord will thereafter have no obligation to deliver any notice of default to Tenant under the terms hereof during the remainder of such calendar year and an "Event of Default" will be deemed to have occurred immediately upon the failure of Tenant to pay when due any installment of Rent which comes due during the remainder of such calendar year, without any grace period and without necessity of Landlord delivering any notice of default to Tenant); or

                  (4) The failure of Tenant to fulfill or perform in whole or in part, any agreement or provision of this Lease which is an obligation upon Tenant, other than the payment of Rent or any other money amounts due hereunder, and such failure or nonperformance shall continue for a period of thirty (30) days after written notice thereof has been given by Landlord to Tenant, or such longer period as may be reasonably required to cure such failure or nonperformance, provided that Tenant commences curative action within such thirty (30) day period and diligently pursues such curative action to completion.

         (b) Upon the occurrence of any Event of Default, Landlord shall have the option to do any one or more of the following after providing notices as set forth hereinbelow, but otherwise without any notice or demand, in addition to and in limitation of any other remedy permitted by law or by this lease:

                  (1) Draw all or part of the Letter of Credit (after compliance with Section 3.05 of the Lease and subject to the limitations set out therein) and apply the proceeds thereof to the payment of any amounts due to Landlord hereunder and under the Tri-Party Agreement (including the payment of any of Landlord's Development Costs).

                  (2) Apply all or part of the Cash Security Deposit to the payment of amounts due to Landlord hereunder and under the Tri-Party Agreement (including the payment of any of Landlord's Development Costs after compliance with Section 3.05 of the Lease and subject to the limitations set out therein).

                  (3) Terminate this Lease and forthwith repossess the Leased Premises, and Landlord will be entitled to recover forthwith as damages a sum of money equal to the total of (i) the reasonable cost of recovering the Leased Premises (including attorneys' fees and costs of suit); (ii) the unpaid Rent earned at the time of termination, plus interest thereon at the Interest Rate; (iii) an amount equal to the total Base Rent payable during the remainder of the Lease Term discounted to present value at a per annum rate equal to the "Discount Rate" as published on the date this Lease is terminated by the Wall Street Journal, Southwest Edition, in its listing of "Money Rates", less the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for said period; and (iv) Landlord's Development Costs and any other sum of money and damages owed by Tenant to Landlord; provided, however, that in determining the actual damages due to Landlord, proper credit shall be given for any portion of the Security previously applied by Landlord to the payment of such damages or available to Landlord for such payment, as provided in Section 3.05(d) hereof.

                  (4) Terminate Tenant's right to possession of the Leased Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder (including the Landlord's Development Costs) to the date of termination of possession, (ii) the reasonable cost of recovering the Leased Premises (including reasonable attorneys' fees and costs of suit), and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Lease Term, diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during such period; provided, however, that in determining the actual damages due to Landlord, proper credit shall be given for any portion of the Security previously applied by Landlord to the payment of such damages or available to Landlord for such payment, as provided in Section 3.05(d) hereof. Landlord shall use reasonable efforts to relet the Leased Premises on such terms and conditions as Landlord in its reasonable discretion may determine (including the terms and conditions specified in Section 11.03). Subject to the provisions of Section 11.03, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Leased Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Leased Premises shall not affect Tenant's obligations hereunder for the unexpired Lease Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Lease Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Leased Premises shall be deemed to be taken under this Section 11.01(b)(4). If Landlord elects to proceed under this Section 11.01(b)(4), it may at any time elect to terminate this Lease under Section 11.01(b)(3).

                  (5) Landlord may make such payments and/or take such actions (including, without limitation, entering upon or within the Leased Premises) and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant covenants and agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, together with interest thereon at the Interest Rate from the date paid by Landlord.

                  (6) After terminating this Lease or Tenant's right to possession of the Leased Premises, Landlord may deliver to Tenant written notice that Landlord intends to remove Tenant's personal property from the Leased Premises, and if Tenant fails to remove Tenant's personal property from the Leased Premises within ten (10) days after Tenant's receipt of such notice, then Landlord may remove any and all personal property located in the Leased Premises and either dispose of or store such personal property at Tenant's expense.

                  (7) In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation, of any of the provisions of this Lease, or to a decree compelling performance of any other provisions of this Lease, or to any other remedy allowed at law or in equity.

         Tenant and Landlord intend that this Lease evidence the obligations of Landlord, as developer, regarding the development of the Land and the construction of the Building, as well as, the obligations of Landlord and Tenant, as lessor and lessee. Tenant and Landlord acknowledge and agree that, due to the peculiar nature of this transaction and the particular development obligations to be assumed by Landlord to perform its duties hereunder, the recovery by Landlord of damages adequate to cover up to $9,000,000 of Landlord's Development Costs shall not be limited by the foregoing provisions regarding the calculation and acceleration of Rent. Instead, Landlord's right to recover damages adequate to cover Landlord's Development Costs addressed in Section
         3.05 hereinabove and Landlord's rights in that regard are limited by and subject to the terms and provisions which are set out in Section
         3.05 hereinabove. In addition, Landlord is subject to the reimbursement obligations set out in Section 3.05 hereinabove if Landlord collects or receives any Excess Funds.

         Notwithstanding any other remedy or provision set forth in this Lease:
         (i) this Lease may be terminated by Landlord only by written notice of such termination from Landlord to Tenant given in accordance with the notice provisions of this Lease; (ii) this Lease may be terminated by Tenant only by written notice of such termination from Tenant to Landlord given in accordance with the notice provisions of this Lease and no other act or omission of Tenant shall be construed as a termination of this Lease; (iii) all rights and remedies of Landlord and Tenant herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other; (iv) Tenant agrees that acceptance of full or partial payments by Landlord after notice of termination or forfeiture will not constitute a waiver of the default, termination, or forfeiture unless Landlord agrees to a waiver in writing, nor affect any legal proceedings taken or to be taken by Landlord except to reduce Tenant's obligation to Landlord by the amount of such payment; (v) waiver by either party of any defaults or breaches by the other party of any provisions of this Lease shall not bar the non-defaulting party thereafter from requiring prompt performance by the defaulting party of the obligations of this Lease, nor shall the non-defaulting party be barred thereafter from immediate exercise of any of the non-defaulting party's rights or remedies in case of continuing or subsequent default or violation by the defaulting party; and (vi) Landlord acknowledges that should it be determined that Landlord's actual damages resulting from the Event(s) of Default by Tenant are less than the portion of the Security applied by Landlord to the payment of its damages hereunder, Landlord will return such excess to Tenant within ten (10) business days after Landlord's actual damages are determined.

Section 11.02 Landlord's Lien

     All statutory and contractual liens for rent are hereby waived by Landlord.

Section 11.03 Mitigation of Damages

     (a) Both Landlord and Tenant shall each use commercially reasonably efforts to mitigate any damages resulting from a default of the other party under this Lease.

     (b) Landlord and Tenant agree to the following criteria in connection with Landlord's obligation to mitigate damages after a default by Tenant under this Lease:

                  (1) Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenants of the Leased Premises until and unless Landlord obtains full and complete possession of the Leased Premises, including without limitation, the final and unappealable legal right to relet the Leased Premises free of any claim of Tenant.

                  (2) Landlord will not be obligated to offer the Leased Premises to a prospective tenant when other premises suitable for that prospective tenant's use are (or soon will be) in buildings owned by affiliates of Landlord in the Terrace P.U.D. For all purposes under this Lease, affiliates of Landlord shall mean and include (i) any person or entity owning or holding (directly or indirectly) any interest in Landlord; and (ii) any entity in which Landlord or any person or entity owning or holding any interest (directly or indirectly) in Landlord, owns or holds any interest (directly or indirectly).

                  (3) Landlord will not have any obligation to lease the Leased Premises for any rental less than the current rate then prevailing for similar space in comparable buildings in the same market area as the Building nor shall Landlord be obligated to enter into a new lease under any terms or conditions that are unacceptable to Landlord under Landlord's then current leasing policies for space which is comparable to the Building.

                  (4) Landlord will not be obligated to enter into any lease with any prospective tenant whose presence or operations in the Building would: (i) violate any restriction, covenant or requirement contained in the lease of another tenant in the Building; (ii) materially adversely affect the reputation of the Building; or (iii) be materially incompatible with the operation of the Building as a first class office building.

                  (5) Landlord will not be obligated to enter into a lease with any prospective tenant which does not have, in Landlord's reasonable judgment and opinion, sufficient financial resources and operating experience to operate the Leased Premises in a first class manner and meet its financial obligations.


                  (6) Landlord will not be required to expand any amount of money to alter, remodel or otherwise make the Leased Premises suitable for use by any prospective tenant.

                  (7) Landlord will have no obligation to advertise or expend any sums of money to market the Leased Premises.

         If Landlord makes the Leased Premises available for reletting under the criteria set forth hereinabove, Landlord will be deemed to have fully satisfied Landlord's obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant's default, and Tenant hereby waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of set-off or recoupment respecting the mitigation of damages by Landlord (or alleged failure by Landlord to adequately mitigate its damages), unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Section 11.03.

     (c) Tenant's right to seek mitigation as a result of a default by Landlord under this Section 11.03 shall be conditioned on Tenant taking such action as is reasonably required, under the circumstances, to minimize any loss or damage to Tenant's property or business, or to any of Tenant's officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

                      ARTICLE XII- MISCELLANEOUS PROVISIONS

Section 12.01 Rights Reserved by Landlord

         Landlord reserves the following rights, which may be exercised by Landlord at any time and from time to time without notice and without liability to Tenant or Tenant Party for damage or injury to property, persons, or business. Tenant agrees that the exercise by Landlord of any of the following rights will not create or give rise to any eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of Rent, provided the exercise of such rights do not unreasonably interfere with Tenant's occupancy of the Leased Premises or breach the provisions of this Lease. The rights reserved by Landlord hereunder are as follows:

         (a) Subject to Section 13.02, to install, affix, and maintain directional or informational signage on the exterior and interior of the Building similar to other buildings in the Terrace P.U.D. (but as long as Tenant is the sole tenant of the Building, Landlord will not have the right to place any other tenant identification signs on the Building).

         (b) To approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and similar equipment and to control all internal lighting that is visible from the exterior of the Building; provided, however, that Landlord's approval will not be unreasonably withheld and Landlord's control will not be unreasonably exercised.

         (c) Subject to the terms and provisions of Section 13.09 of this Lease, to enter upon the Leased Premises at reasonable business hours to inspect, clean, or make repairs or alterations to the Leased Premises (but without any obligation to do so, except as expressly specified in this Lease), to make repairs or alterations to any part of the Building or the Building systems (including adjacent premises), to show the Leased Premises to prospective lenders, purchasers, and, during the last nine (9) months of the Lease Term, to show the Leased Premises to prospective tenants during reasonable business hours and, if the Leased Premises are vacant, to prepare them for re-occupancy.



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



         (d) To retain at all times, and to use in appropriate instances, master keys to all doors within and into the Leased Premises. Tenant may change and re-key locks from time to time, and at any time, so long as Landlord is provided with master keys. Landlord will strictly control access to all master keys and Landlord will provide to Tenant in writing a list of all persons who are provided with access to the master keys other than the names of cleaning staff.

         (e) To decorate and make reasonable repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building and for those purposes to enter upon the Leased Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice will be required) and, during the continuance of the work, temporarily close doors, entryways, public space, and corridors in the Building, to interrupt or temporarily suspend Building services and facilities, and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement or set off of Rent or affecting any of Tenant's obligations under this Lease, so long as the Leased Premises are reasonable accessible. Landlord will use reasonable efforts not to disrupt Tenant's normal business routine.

         (f) To have and retain a paramount title to the Leased Premises and the Building free and clear of any act of Tenant purporting to burden or encumber the Leased Premises or the Building, except as permitted under this Lease.

         (g) To approve the weight, size, and location of safes, heavy equipment, file cabinets, book shelves, and other heavy items in and about the Leased Premises and the Building.

         (h) To require all those items and all furniture to be moved into and out of the Building and the Leased Premises only at times and in a manner reasonably specified by Landlord after advance notice has been given by Tenant to Landlord. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

         (i) To have access for Landlord and other tenants in the building to any mail chutes or other depositories located on the Leased Premises according to the rules of the United States Postal Service.

         (j) To take reasonable measures as Landlord deems advisable for the security of the Building and its occupants (including, in emergency situations only, the search of all persons entering or leaving the Building), the evacuation of the Building for cause, suspected cause, or for drill purposes, and the temporary denial of access to the Building in emergency situations only.

         (k) After the completion of the construction of the Building, to transfer, assign or convey, in whole or in part, the Building and Landlord's rights under this Lease to any party who acquires title to the Building. If Landlord transfers, assigns, or conveys its rights under this Lease, Landlord is released from any further obligations under this Lease provided such transferee assumes such obligations in a written agreement which is delivered to Tenant and which provides for the assumption by the transferee of all of the obligations to Tenant under this Lease, and thereafter, and Tenant shall look solely to the successor in interest of Landlord for performance of the obligations of "Landlord" under this Lease. Landlord agrees to keep the terms and conditions of any sale of the Building confidential and to require any purchaser of the Building to also keep such terms and conditions confidential; provided, however, that Landlord and such purchaser may disclose such terms and conditions to their employees and consultants who have a need to know and to their respective lenders and financial partners.

Section 12.02 Taxes on Tenant's Property

         Tenant shall pay, and indemnify, defend, and hold Landlord harmless against, all taxes levied or assessed against personal property, furniture, fixtures, or other improvements placed by or for Tenant in the Leased Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord is required to pay the taxes or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture, fixtures, or other improvements placed by or for Tenant in the Leased Premises and Landlord elects to pay the increased taxes, Tenant shall pay to Landlord on demand as additional Rent that part of the taxes for which Tenant is liable under this Section.

Section 12.03 Attorneys' Fees and Legal Expenses

         If either party files litigation concerning the interpretation or enforcement of this Lease, the prevailing party is entitled to recover from the losing party the prevailing party's reasonable attorneys' fees, court costs, and expenses, both at the trial level and at the appellate level.

 Section 12.04 Subordination

         (a) This Lease and all rights of Tenant under this Lease are subject and subordinate to:

                  (1) any mortgage or deed of trust secured by a lien against the Building and/or the Land (a "Mortgage"), or any ground lease or master lease (a "Primary Lease") that now or hereafter covers all or any part of the Leased Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee"); and

                  (2) all increases, renewals, modifications, consolidations, replacements, and extensions of any Mortgage or Primary Lease;

         Landlord warrants and represents on the Effective Date that the Leased Premises is free and clear of liens and encumbrances, except for liens and encumbrances held by Bank One, Texas, N.A. Within ten (10) days of the execution hereof, Tenant and Landlord's Mortgagee shall enter into a subordination, non-disturbance and attornment agreement, substantially in the form of Exhibit G attached hereto ("SNDA"). The subordination of this Lease to any future mortgagee shall be conditioned upon the future mortgagee entering into (and delivering to Tenant) a SNDA substantially in the same form as that executed contemporaneously with the execution hereof or another form reasonably acceptable to Tenant and the future mortgagee. Tenant shall, upon demand at any time or times, execute, acknowledge, and deliver to Landlord, or to Landlord's Mortgagee, any instruments that may be reasonably requested by Landlord or any Landlord's Mortgagee to more effectively effect or evidence this subordination to any Mortgage or Primary Lease.

         (b) If any Mortgage against the Building is foreclosed, and if the mortgagee thereunder has executed and delivered to Tenant an SNDA in substantially the same form as that attached hereto as Exhibit G, Tenant shall, upon request by the purchaser at the foreclosure sale:

                  (1) attorn to the purchaser and recognize the purchaser as
                      "Landlord" under this Lease; and

                  (2) execute, acknowledge, and delivery to the purchaser an agreement confirming such attornment as such purchaser may reasonably request.

         (c) Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, that may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant under this Lease if any foreclosure sale occurs. This Lease is not affected in any way whatsoever by any foreclosure sale unless the holder(s) of the indebtedness or other obligations secured by the Mortgage declare otherwise pursuant to the terms of the SNDA with such holder(s).

Section 12.05 Estoppel Certificates

         Tenant shall, from time to time within twenty (20) days after receipt of a request for same, execute, acknowledge, and deliver to Landlord an estoppel certificate in substantially the form attached as Exhibit F, with such changes as may be necessary to conform such estoppel certificate to the facts which exist at the time. Landlord shall, from time to time, within twenty (20) days after receipt of a request for same, execute, acknowledge and deliver to Tenant estoppel certificates in such form as may be reasonably requested by Tenant. Tenant specifically agrees to execute an estoppel to Landlord's Mortgagee at the time Landlord's Mortgagee is obligated to close the construction loan for the construction of the Building.

Section 12.06 Financial Statements

         Tenant will, from time to time, within twenty (20) days after receipt of a written request for same, but not more than twice in any one twelve (12) month period, furnish to Landlord copies of the most recent public annual or quarterly SEC report of Tenant.

Section 12.07 Notices

         All notices, requests, approvals, and other communications required or permitted to be delivered under this Lease must be in writing and are effective:

         (a) on the same business day sent, if sent by telecopier prior to 5:00 P.M., Austin, Texas time and the sending telecopier generates a written confirmation of sending (provided, however, that an additional copy of the notice, request, approval, or other communication must be delivered by United States mail, certified, return receipt requested, and postage prepaid;

         (b) the next business day after delivery on a business day to a nationally recognized overnight courier service for prepaid overnight delivery;

         (c) if orderly delivery of the mail is not then disrupted or threatened, in which event some method of delivery other than the mail must be used, 3 business days after being deposited in the United States mail, certified, return receipt requested, postage prepaid; or

         (d) upon receipt if delivered personally or by any method other than by telecopier (with written confirmation), nationally-recognized-overnight-courier service, or mail;

         in each instance addressed to Landlord or Tenant, as the case may be, at the address or the addresses (if more than one) specified for such party in the Basic Lease Provisions, or to any other address or addresses either party may designate by ten (10) days' prior notice to the other party.


Section 12.08 Business Purpose

         Tenant represents that this Lease is executed by Tenant, and all obligations of Tenant arising out of this Lease are, primarily for business or commercial purposes and not for personal, family, or household purposes.

Section 12.09 Severability

         Each of the terms of this Lease is, and must be construed to be, separate and independent. If any of the terms of this Lease or its application to any person or circumstances is to any extent invalid and unenforceable, the remainder of this Lease, or the application of that term to persons or circumstances other than those as to which it is invalid or unenforceable, are not affected thereby.

Section 12.10 No Merger

         The fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in the leasehold estate as well as the fee estate in the Leased Premises or any interest in the fee estate does not cause a merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Premises.

Section 12.11 Force Majeure

         When this Lease prescribes a period of time for action to be taken by Landlord or Tenant (except for the payment of money), neither Landlord nor Tenant will be liable or responsible for, and there is excluded from the computation for the period of time, any delays due to strikes, acts of God, shortages of labor or materials, war, governmental laws, regulations, restrictions, or any other cause of any kind that is beyond the control of such party.

Section 12.12 Gender

         Words of any gender used in this Lease include any other gender and words in the singular number include the plural, unless the context otherwise requires.

Section 12.13 Joint and Several Liability

         If there is more than one Tenant, the obligations imposed upon Tenant under this Lease are joint and several.

Section 12.14 No Representations

         Landlord and Landlord's agents made no representations or promises with respect to the Leased Premises or the Building except as expressly set forth in this Lease. No rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

Section 12.15 Entire Agreement; Amendments

         This Lease is the entire agreement between the parties and supersedes all negotiations, considerations, representations, and understandings between Landlord and Tenant prior to the date hereof. No act or omission of any employee or agent of Landlord or of Landlord's Broker may alter, change, or modify any of the terms of this Lease. Similarly, no act or omission of any employee or agent of Tenant or of Tenant's broker may alter, change or modify any of the terms of this Lease. No amendment or modification of this Lease is binding unless expressed in a written instrument executed for that purpose by Landlord and Tenant.

Section 12.16 Section Headings

         The section headings in this Lease are for convenience only and in no way enlarge or limit the scope or meaning of the paragraphs in this Lease.

Section 12.17 Binding Effect

         All terms of this Lease are binding upon the respective heirs, personal representatives, successors, and, to the extent assignment is permitted, assigns of Landlord and Tenant.

Section 12.18 Counterparts

         This Lease may be executed in two or more counterparts, each of which is deemed an original and all of which together constitute one and the same instrument.

Section 12.19 Rental Tax

         Tenant shall pay as Rent all licenses, charges, and other fees of every kind and nature as and when they become due arising out of or in connection with Tenant's use and occupancy of the Leased Premises and the Building (including the Garage), including but not limited to license fees, business license taxes, and privilege, sales, excise, or other taxes (other than income taxes, franchise taxes and other similar taxes) imposed upon Rent or upon services provided by Landlord or upon Landlord in an amount measured by Rent received by Landlord.

Section 12.20 Authority to Sign Lease

         If either Landlord or Tenant is a corporation or a partnership (general or limited), Landlord and Tenant, as applicable, represent each to the other that the person(s) signing this Lease as an officer or partner of each party hereto represents to the other that such person(s) is authorized to execute this Lease without the necessity of obtaining any other signature of any other officer or partner, that the execution of this Lease has been authorized by the board of directors of the corporation or by the partners of the partnership, as the case may be, and that this Lease is fully binding on Landlord or Tenant, as applicable. Landlord or Tenant each reserve the right to request evidence of the approval of this Lease and authorization of other party's signatories to bind such party, which evidence shall be satisfactory in form and content to Landlord and Tenant, as applicable, and their respective counsel.

Section 12.21 Execution and Approval of Lease

         Employees and agents of Landlord, Landlord's broker, Tenant and Tenant's broker have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this Lease for examination and negotiation is not an offer to lease, agreement to reserve, or option to lease the Leased Premises. This Lease is effective and binding on Landlord only upon the execution and delivery of this Lease by Landlord and Tenant.

Section 12.22 Time of the Essence

         Time is of the essence in connection with each provision of this Lease.

Section 12.23 No Personal Liability of Landlord or Guarantor

         Except as provided hereinbelow, with respect to the "Guaranteed Obligations" (i) if Landlord shall fail to perform any covenant, term or condition of this Lease and if, as a consequence of such failure, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Landlord in the Building and in the rents, income or other proceeds from the Building receivable by Landlord; and (ii) neither Landlord nor Landlord's affiliate companies nor their respective owners, partners, venturers, shareholders, directors or officers shall have any personal, corporate or other liability hereunder.

         Tenant covenants and agrees not to bring suit against: (i) the owners, partners, venturers, shareholders, directors or officers of Landlord and/or any affiliate of Landlord; or (ii) any affiliate of Landlord. Notwithstanding any provisions herein to the contrary, Landlord shall have personal liability with respect to the Guaranteed Obligations. W&G Partnership, Ltd. shall guarantee the performance of the Guaranteed Obligations and shall have personal liability therefor (but none of the owners, partners, venturers, shareholders, directors or officers of Landlord shall have any personal liability therefor) for so long as Desta Five Partnership, Ltd. or any other affiliate of W&G Partnership, Ltd. is the owner of the Building. Notwithstanding the provisions of the first sentence of this paragraph, Tenant will have the right to bring suit against W&G Partnership, Ltd. with respect to the Guaranteed Obligations. For purposes hereof the "Guaranteed Obligations" mean and refer to all liabilities and/or obligations which may arise out of or as a result of: (i) Landlord's failure to apply insurance proceeds or condemnation awards in accordance with the terms of this Lease; (ii) the misappropriation of escrowed Operating Expenses; or (iii) damages caused by a breach of Landlord's covenant of quiet enjoyment.

                      ARTICLE XIII - ADDITIONAL AGREEMENTS

Section 13.01 Parking


(a) During the initial Lease Term and at no cost to Tenant, Landlord shall provide to Tenant all of the parking spaces (which shall be a minimum of 768 spaces) in the Garage and all of the surface parking spaces on the Land. Landlord and Tenant will work together during the design and operation of the Garage regarding parking space sizes, percentages, and number of reserved spaces. Thereafter, Tenant will have the right from time to time to restripe the Garage with such parking configurations as may be desired by Tenant from time to time. Additionally, Tenant may, from time to time, designate certain parking spaces in the Garage as reserved spaces.

(b) All Tenant Parties must comply with all traffic, security, safety, and other rules and regulations reasonably promulgated from time to time with respect to the Garage.

(c) Landlord shall provide in the Garage bicycle racks which are adequate for Tenant's employees.

(d) Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured against entry. Except as caused by the gross negligence or willful misconduct of Landlord, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Garage and the spaces shall be at the sole risk of Tenant and its employees.

(e) Landlord shall have the right from time to time to promulgate reasonable rules and regulations regarding the Garage, the spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking, and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

(f) Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or the Leased Premises.

(g) Landlord shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage; provided, however, that all such closures will be limited in duration and scope to the extent possible and, except in emergency situations, such closings will not occur during normal business hours.

(h) Tenant shall not assign or sublease any of the spaces without the consent of Landlord except, however, that Tenant may assign or sublease parking spaces without Landlord's consent in conjunction with any assignment or sublease which is permitted or consented to under Article X of this Lease.

(i) At Tenant's option and election, Landlord, at Tenant's sole cost and expense, will install in the Garage a card-key access security system designed to specifications approved by Tenant and designed to be compatible with Tenant's security system in the Leased Premises.

Section 13.02 Signage

     (a) Landlord agrees that Tenant has the exclusive right to install illuminated signage with Tenant's name and logo (if any) near the top of the Building (and on the sides of the Building facing Loop 1 and/or Via Fortuna) and at the entrance to the Building as well as on the monument sign on the Land. In addition, Tenant has the non-exclusive right to have its name included on the monument sign at one of the entrances to the Terrace P.U.D. when such sign is constructed. All signs shall conform to the design and aesthetics of other signage within the Terrace P.U.D. and must be approved by the Architectural Committee of the Terrace P.U.D. Association, which approval shall not be unreasonably withheld. The monument signs will be placed at locations to be determined by Tenant and Landlord, and subject to the Terrace P.U.D. and City of Austin signage guidelines and ordinances. Landlord shall be responsible for all sign maintenance.

     (b) Landlord agrees that the initial costs for the signage located on the exterior of the Building, if any, may be paid for out of the Allowance described in the Tenant Work Letter. Maintenance of the signs will be an Operating Expense.

Section 13.03 Tenant's Ability to Perform Landlord's Unperformed Obligations

         Notwithstanding anything to the contrary contained in this Lease, if Landlord shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Landlord under
         Section 6.04 of this Lease with respect only to the Leased Premises (such terms, provisions, covenants or conditions are referred to herein, collectively as "Landlord Repair Obligations") or Section 7.02 of this Lease (the "Landlord Insurance Obligations") after expiration of a twenty (20) day notice and cure period for Landlord and Landlord's Mortgagee, then Tenant may, at Tenant's option and risk, but without any obligation to do so, after delivery of an additional twenty (20) day prior written notice to Landlord and Landlord's Mortgagee, perform such Landlord Repair Obligations or Landlord Insurance Obligations on Landlord's behalf. If Tenant so performs any of such Landlord Repair Obligations hereunder, then Tenant will perform such Landlord Repair Obligations (1) in compliance with all Applicable Laws, regulations and requirements to which Landlord would be subject under this Lease (if Landlord were performing such Landlord Repair Obligations), (2) using materials of a quality and grade at least equal to that in place as of the date of delivery of the Leased Premises to Tenant, if applicable,
         (3) without interfering with the rights of other tenants of the Building, and (4) in compliance with all applicable warranties or guarantees in effect with respect to the Building. Tenant will promptly assign to Landlord any warranties or guaranties in respect of any Landlord Repair Obligations. If Tenant so performs any of the Landlord Repair Obligations or Landlord Insurance Obligations hereunder, the full amount of the fair and reasonable costs and expenses incurred by Tenant shall be owing by Landlord to Tenant, and Landlord shall pay to Tenant the full undisputed amount thereof plus interest at the Interest Rate from the date of payment of such obligations by Tenant until paid by Landlord, within ten (10) business days of Landlord's receipt of Tenant's written demand therefor (together with reasonable evidence verifying the amount of such costs and expenses).

Section 13.04 Real Estate Brokers

         Landlord represents to Tenant that it has not dealt with any real estate broker with respect to this Lease except for Colliers Oxford Commercial, Inc. ("COCI"). Tenant represents to Landlord that it has not dealt with any real estate broker with respect to this Lease except for NAI/Commercial Industrial Properties Company ("CIP") and CIP's affiliate, NAI/BT Commercial in Palo Alto, California ("NAI/BT"). Landlord agrees to pay to COCI and CIP brokerage commissions in connection with this Lease pursuant to separate written agreements with COCI and CIP. CIP will be responsible for any sums payable to NAI/BT. Landlord and Tenant will indemnify and defend the other against any claims by any other broker or third party claiming through Landlord or Tenant, as applicable, for any real estate payment of any kind in connection with this Lease.

Section 13.05 Conditions Precedent

         Notwithstanding any provision in this Lease to the contrary, Tenant's obligations under this Lease are expressly subject to and conditioned upon the satisfaction of the following conditions precedent:

                  (a) Landlord's delivery to Tenant of Landlord's proposed subdivision plat (which must provide for the subdivision of the Land into a separate legal lot) and Landlord's proposed application for a site development permit (which is to be reviewed and approved by Tenant prior to filing with the City of Austin and will not be materially changed without further review and approval by Tenant) within sixty (60) days of the Effective Date, (such subdivision plat and site development permit referred to herein collectively as the "Governmental Permits");

                  (b) the delivery by Landlord to Tenant of written confirmation in a form reasonably acceptable to Tenant that all of the Governmental Permits have been finally approved by all applicable governmental authorities and are in final form and condition, not subject to any further appeals or conditions on or before June 1, 2001;

                  (c) the delivery by Landlord to Tenant of written confirmation from the City of Austin in form reasonably acceptable to Tenant verifying that the Building may be utilized for the Permitted Use and specifically confirming that Tenant may utilize up to ten percent (10%) of the Leased Premises for research services as an accessory use in conjunction with the research and development activities of Tenant within the Leased Premises.

Section 13.06 Title, Survey and Environmental Report

         (a) Title Commitment. Within ten (10) days after the Effective Date of this Lease, Landlord shall furnish to Tenant a title commitment ("Commitment") issued by Heritage Title Company showing Landlord as the record fee title owner of the Land, by the terms of which the Title Company agrees to issue to Tenant a leasehold policy of title insurance ("Title Policy") on the standard form promulgated by the Department of Insurance of the State of Texas, insuring Tenant's leasehold estate to be good and indefeasible subject to the terms of such policy and the Schedule B exceptions, together with legible copies of all documents and plats, if any ("Title Review Documents") which will be shown as Schedule B Exceptions on the Title Policy upon issuance. Tenant may, at Tenant's option and expense, purchase the Title Policy.

         (b) Survey. Landlord shall, within ten (10) days after the Effective Date of this Lease, cause to be furnished to Tenant an on-the-ground survey ("Survey") of the Land, prepared by a registered surveyor reasonably acceptable to Tenant.

         (c) Environmental Report. Landlord shall, within ten (10) days after the Effective Date of this Lease, cause to be furnished to Tenant Phase I environmental site assessment of the Land which is dated not earlier than thirty (30) days prior to the Effective Date of this Lease, which is specifically addressed to Tenant and which is in form reasonably acceptable to Tenant (the "Environmental Report").

         (d) Objections. On or before five (5) business days after the date on which the Commitment, the Title Review Documents, the Survey and the Environmental Report have all been delivered to Tenant, Tenant shall provide Landlord with written notice of any objection to the Land. If Tenant has objections to the Land, Tenant shall have the right to terminate this Lease in such notice of objection.

Section 13.07 Covenants of Landlord

         Landlord covenants and agrees that, during the Lease Term:

         (a) Neither Landlord nor any entity which is affiliated with Landlord or which has any substantial commonality of ownership with Landlord will lease space within any building in the Terrace P.U.D. which is occupied 50% or more by Tenant, to any competitor of Tenant. As used herein the term "competitor" shall mean any business which is engaged



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         in the design, manufacture and/or sale of semi-conductors and any business which provides semi-conductor services, such as electronic design automation software.

         (b) Landlord will not enter into or grant any liens on the Land, except in connection with any financing or refinancing of the Building pursuant to which an SNDA is provided to Tenant under the terms and provisions of Section 12.04 of this Lease.

         (c) Landlord will not enter into any leases, contracts or agreement of any kind or nature which would be binding upon Tenant or which would affect Tenant's rights under this Lease without the prior written approval of Tenant.

         (d) Landlord will immediately upon obtaining notice of same, notify Tenant of any foreclosure proceeding instituted or proposed with respect to the Building or any portion thereof.

         (e) Landlord agrees, upon Tenant's request, to execute and deliver to Tenant a memorandum of this Lease which Tenant may record at its expense in any real property records or other public records. The provisions of this Lease shall control, however, in regard to any omissions from the memorandum of lease or any provisions hereof which may be in conflict with the memorandum of lease.

         (f) Landlord will not grant any easements, rights of way or other encumbrances on the Land which will materially interfere with Tenant's use of the Building or Land, other than a Joint Use Agreement in form approved by Landlord and Tenant which relates to ingress and egress to the land upon which Building VI may be constructed, as described on Attachment 1 to Exhibit I ("Building VI"), and easements for utilities which service the Building and/or Building VI, provided the location of such easements and the form of all easement documents are approved by Landlord and Tenant. Landlord and Tenant each agrees not to unreasonably withhold or delay approval of such easements, rights of way or encumbrances.

Section 13.08 Entry by Landlord

         Due to the confidential nature of the work being performed within the Leased Premises, Tenant may control access of third parties to the Leased Premises. Notwithstanding any provision in this Lease to the contrary, it is expressly agreed and understood that, except in the event of an emergency or in connection with janitorial services, access to the Leased Premises by Landlord or by any person operating by, through or under Landlord will be allowed only upon reasonable prior written notice to Tenant and only if each person who enters the Leased Premises on behalf of Landlord or on behalf of any entity operating by, through or under Landlord is accompanied by a representative of the Tenant.

Section 13.09 Tenant's Purchase Option

         Provided no uncured Event of Default on the part of Tenant exists at the time of Tenant's exercise of the purchase option hereunder, and provided that Tenant has leased all of the Building, Tenant shall have the right and option to purchase the Building by providing written notice of Tenant's exercise of such option to Landlord at any time within twelve (12) months following the Commencement Date. The closing of the sale and purchase



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




         shall occur within one hundred twenty (120) days after Tenant's delivery of notice of exercise of the purchase option to Landlord. At the closing: (i) there shall be no uncured Event of Default by Landlord under this Lease, and Landlord shall deliver to Tenant a special warranty deed conveying the Building to Tenant free and clear of all liens and encumbrances, subject only to title exceptions approved by Tenant, which are not related to liens or encumbrances; (ii) Tenant will pay to Landlord, in readily available funds, a purchase price determined by dividing the annual amount of Base Rent under this Lease by .095 (for example, if the annual Base Rent under this Lease is $4,753,920.00, then the purchase price will be $50,041,263.00); (iii)
         Landlord will pay for an owner's policy of title insurance to be delivered to Tenant in the amount of the purchase price, subject only to the permitted exceptions approved by Tenant; (iv) this Lease will be terminated insofar as it relates to the Building and the Security will be returned to Tenant, but all expansion options, rights of first refusal and other matters under this Lease not relating to the Building shall remain in full force and effect, and Landlord and Tenant will enter into an amendment to this Lease to document such matters; (v) Landlord will assign and deliver to Tenant all construction plans and specifications, engineering reports, environmental reports, technical reports, drawings, surveys, utility studies, market studies, appraisals and/or other reports or data covering or relating to the Building which are in Landlord's possession or which may be obtained by Landlord without additional expense; all of Landlord's right, title and interest in and to all warranties, guaranties and indemnities relating to the Building and all claims thereunder; all of Landlord's right, title and interest in and to all approvals, permits, licenses and/or applications of any kind or nature which have been issued by or which are on file with any governmental agencies, departments or authorities with respect to the Building, including without limitation, all zoning approvals, subdivision approvals, special permit approvals, site development permits, building permits and/or certificates of occupancy and an allocation of peak hour trips (relating to vehicle traffic capacity), wastewater capacity and impervious cover adequate to accommodate the needs of the Building; all water, wastewater, electric, gas, cable television, telephone and other utility service rights, permits and/or applications relating to or benefitting the Building, including, without limitation, all utility taps, utility commitments and/or utility meters; all of Landlord's right, title and interest in and to all off-site water lines, wastewater lines and other lines, facilities or improvements of any kind or nature which provide water, wastewater, electric, natural gas, cable television, telephone and other services to the Building and all rights of reimbursement for expended costs or costs to be incurred in the future arising from or relating to any such improvements; all of Landlord's right, title and interest in and to any and all off-site street and drainage improvements of any kind or nature which provide roadway access or drainage service to the Building; and all intangible property of any kind or nature owned or held by Landlord in connection with the Building, including without limitation, all indemnities or claims which Landlord may have with respect to the Building; (vi) all expenses relating to the Building will be prorated between Landlord and Tenant and any sums which have been previously delivered by Tenant to Landlord to pay for or establish reserves for the payment of anticipated ad valorem taxes and/or any other anticipated expenses which are not yet due or payable will be refunded by Landlord to Tenant; and (vii) Landlord and Tenant shall execute a property management agreement in a form reasonably acceptable to both Landlord and Tenant, pursuant to which Landlord will provide property management services for a period of not less than five (5) years from the date of closing for compensation equivalent to the management fee referenced in subpart (xii) of Section 3.02(a) hereinabove. Tenant may



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
         assign its purchase option under this Lease to a third party without the prior written consent of Landlord provided Tenant (or an entity which is an affiliate or related to Tenant) remains as an occupant of the Building.

13.10 Joint Approval of Press Releases

         Landlord and Tenant acknowledge there will be requests and other opportunities to announce Landlord and Tenant entering into this Lease. Landlord and Tenant agree to either jointly issue a press release, or prior to individually issuing any press release, to provide the other party a draft of such release with a reasonable time in which to comment. Landlord and Tenant agree to each use reasonable efforts to accommodate the requests and comments of the other party in regard to the press releases.

                     ARTICLE XIV - EXHIBITS AND ATTACHMENTS

         The following exhibits and attachments are attached to and made a part of this Lease: Exhibit A [Land], Exhibit B [Leased Premises], Exhibit C [Base Building Design Criteria], Exhibit D [Building Rules and Regulations], Exhibit E [Insurance Requirements], Exhibit F [Estoppel Certificate], Exhibit G [Subordination, Attornment and Non-Disturbance Agreement], Exhibit H [Option to Extend Lease Term], Exhibit I [Expansion in Building VI], Exhibit J [Option for Expansion in Building VII], Exhibit K [Option for Expansion in Building II], Exhibit L [Tri-Party Agreement], and Exhibit M [Tenant Work Letter] and Exhibit N [Letter of Credit]. All of the terms and provisions in the attached exhibits and attachments are hereby incorporated into this Lease as if the same were set forth herein verbatim.

         This Lease is executed in multiple originals as of the Effective Date.




LANDLORD:                                   DESTA FIVE PARTNERSHIP, LTD.,
                                            a Texas limited partnership

                                      By: DESTA FIVE DEVELOPMENT CORP., a
                                          Texas corporation, its general partner



                                             By:
                                                  L. Paul Latham, President



TENANT:                                      CIRRUS LOGIC, INC.



                                             By:


                                             Name:
                                                   -----------------------------

                                             Title:

GUARANTOR:                                  W&G PARTNERSHIP, LTD.,
(Pursuant to the provisions of Section      a Texas limited partnership
12.23 only)

                                       By:  ClayDesta, L.P., a Texas limited
                                            partnership, its general partner


                                       By:  CLAYDESTA OPERATING, L.L.C., a Texas
                                            limited liability company, its
                                            general partner



                                            By:
                                                 L. Paul Latham, President







EXHIBITS AND ATTACHMENTS:

Exhibit A:   Land
Exhibit B:   Leased Premises
Exhibit C:   Base Building Design Criteria
Exhibit D:   Building Rules and Regulations
Exhibit E:   Insurance Requirements
Exhibit F:   Estoppel Certificate
Exhibit G:   Subordination, Attornment and Non-Disturbance Agreement
Exhibit H:   Option to Extend Lease Term
Exhibit I:   Expansion in Building VI
Exhibit J:   Option for Expansion in Building VII
Exhibit K:   Option for Expansion in Building II
Exhibit L:   Tri-Party Agreement
Exhibit M:   Tenant Work Letter
Exhibit N:   Letter of Credit



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